                   SUBJECT TO COMPLETION, DATED MAY 17, 2002

PRICING SUPPLEMENT                                  PRICING SUPPLEMENT NO. 21 TO
(TO PROSPECTUS DATED NOVEMBER 22, 2000      REGISTRATION STATEMENT NO. 333-49198
AND PROSPECTUS SUPPLEMENT                                     DATED MAY   , 2002
DATED NOVEMBER 27, 2000)                                          RULE 424(b)(3)

                                [ABN AMRO LOGO]

                                  $15,000,000

                               ABN AMRO BANK N.V.
                          MEDIUM-TERM NOTES, SERIES A
                            SENIOR FIXED RATE NOTES
                             ---------------------

            11.00% REVERSE EXCHANGEABLE SECURITIES DUE JUNE 5, 2003
             LINKED TO COMMON STOCK OF BRISTOL-MYERS SQUIBB COMPANY

The Securities do not guarantee any return of principal at maturity. Instead, if the closing price of the shares of common stock of Bristol-Myers Squibb Company, which we refer to as the Underlying Shares, is below a certain level on the third business day prior to the maturity date, which we refer to as the determination date, we will exchange each Security for a predetermined number of Underlying Shares. THE MARKET VALUE OF THOSE SHARES WILL BE LESS THAN THE PRINCIPAL AMOUNT OF EACH SECURITY AND COULD BE ZERO.

SECURITIES         11.00% Reverse Exchangeable Securities due
                   June 5, 2003.

PRINCIPAL AMOUNT   $15,000,000

UNDERLYING SHARES  Common stock, par value $0.10 per share of
                   Bristol-Myers Squibb Company

INTEREST RATE      11.00% per annum, payable semi-annually in arrear
                   on December 5, 2002 and June 5, 2003

ISSUE PRICE        100%

PROPOSED ORIGINAL
ISSUE DATE
(SETTLEMENT DATE)  June 5, 2002

MATURITY DATE      June 5, 2003

INITIAL PRICE      $    (the closing price per Underlying Share on
                   May   , 2002, the date we priced the Securities, subject to
                   adjustment for certain corporate events affecting the Underlying Shares, which we describe in "Description of Securities -- Adjustment Events").

STOCK REDEMPTION
AMOUNT                     Underlying Shares for each $1,000
                   principal amount of the Securities, which is equal to $1,000 divided by the initial price.

DETERMINATION DATE The third business day prior to the maturity date, subject to adjustment in certain circumstances which we describe in "Description of the Securities -- Determination Date".

PAYMENT AT
MATURITY The payment at maturity is based on the closing price of the Underlying Shares on the determination date.

                   - If the closing price per Underlying Share on the
                     determination date is at or above the initial price, we will pay the principal amount of each Security in cash.

                   - If the closing price per Underlying Share on the
                     determination date is below the initial price, we will deliver to you, in exchange for each $1,000 principal amount of the Securities, a number of Underlying Shares equal to the stock redemption amount.

                   - You will receive cash in lieu of fractional shares.

DENOMINATIONS      The Securities may be purchased in denominations
                   of $1,000 and integral multiples thereof.

FORM OF SECURITIES The Securities will be represented by a single registered global security, deposited with the Depository Trust Company.

NO AFFILIATION WITH
BRISTOL-MYERS
SQUIBB COMPANY     Bristol-Myers Squibb Company, which we refer to
                   as Bristol-Myers, is not an affiliate of ours and is not involved with this offering in any way. The obligations represented by the Securities are our obligations, not those of Bristol-Myers. Investing in the Securities is not equivalent to investing in Bristol-Myers common stock.

LISTING We have applied to list the Securities on the American Stock Exchange LLC, which we refer to as the AMEX, under the symbol "REX.R".

THE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THE SECURITIES INVOLVE RISKS NOT ASSOCIATED WITH AN INVESTMENT IN CONVENTIONAL DEBT SECURITIES. SEE "RISK FACTORS" BEGINNING ON PS-7.

You should read the more detailed description of the Securities in this Pricing Supplement. In particular, you should review and understand the descriptions in "Summary", "Description of Securities" and "Taxation".

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Pricing Supplement or the accompanying Prospectus or Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

THE AGENTS ARE NOT OBLIGATED TO PURCHASE THE SECURITIES BUT HAVE AGREED TO USE REASONABLE EFFORTS TO SOLICIT OFFERS TO PURCHASE THE SECURITIES. TO THE EXTENT THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES BEING OFFERED BY THIS PRICING SUPPLEMENT IS NOT PURCHASED BY INVESTORS IN THE OFFERING, ONE OR MORE OF OUR AFFILIATES HAS AGREED TO PURCHASE THE UNSOLD PORTION, WHICH SHALL NOT EXCEED APPROXIMATELY 10% OF THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES, AND TO HOLD SUCH SECURITIES FOR INVESTMENT FOR A PERIOD OF AT LEAST 30 DAYS. SEE "HOLDING OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES" UNDER THE HEADING "RISK FACTORS" AND "PLAN OF DISTRIBUTION."

This Pricing Supplement and the accompanying Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.

                           PRICE $1,000 PER SECURITY

ABN AMRO FINANCIAL SERVICES, INC.
ABN AMRO INCORPORATED
ADVEST, INC.
FERRIS BAKER WATTS, INC.
FIRST INSTITUTIONAL SECURITIES, LLC
MCDONALD INVESTMENTS, INC.
RYAN, BECK & COMPANY
MAY   , 2002

     The Securities may not be offered, transferred or sold as part of their initial distribution, or at any time thereafter, to or for the benefit of any person (including legal entities) established, domiciled, incorporated or resident in The Netherlands.

     The Securities are securities (effecten) within the meaning of article 1 of The Netherlands' Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer 1995). The Securities may be offered in certain countries excluding The Netherlands. Any offer of these Securities, any announcements thereof and all offer notices, publications, advertisements and other documents in which an offer of the Securities is made, or a forthcoming offer is announced, will comply with all applicable laws and regulations of the jurisdiction in which such an offer is made from time to time. A statement to the effect that the offering of the Securities will comply with all applicable rules in the countries in which such offering takes place will be submitted to the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten) pursuant to article 3, paragraph 2 of the Exemption Regulation pursuant to The Netherlands' Securities Market Supervision Act, before any Securities are offered.

     These restrictions shall cease to apply from the date on which the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten) shall have granted a dispensation on the offering of the Securities pursuant to this Pricing Supplement and the accompanying Prospectus Supplement and the Prospectus.

     In this Pricing Supplement, the "Bank," "we," "us" and "our" refer to ABN AMRO Bank N.V.

                                    SUMMARY

     The following summary answers some questions that you might have regarding the Securities in general terms only. It does not contain all the information that may be important to you. You should read the summary together with the more detailed information that is contained in the rest of this Pricing Supplement and in the accompanying Prospectus and Prospectus Supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors". In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

WHAT ARE THE SECURITIES?

     The Securities are interest paying, non-principal protected securities issued by us, ABN AMRO Bank N.V. The Securities are medium-term notes of ABN AMRO Bank N.V. and have a maturity of one year. These Securities combine certain features of debt and equity by offering a fixed interest rate on the principal amount while the payment at maturity is determined based on the performance of the Underlying Shares. Therefore your principal is at risk.

WHY IS THE INTEREST RATE ON THE SECURITIES HIGHER THAN THE INTEREST RATE PAYABLE ON YOUR CONVENTIONAL DEBT SECURITIES WITH THE SAME MATURITY?

     The Securities offer a higher interest rate than the yield that would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. This is because you, the investor in the Securities, indirectly sell a put option to us on the Underlying Shares. The premium due to you for this put option is combined with a market interest rate on our senior debt to produce the higher interest rate on the Securities.

WHAT ARE THE CONSEQUENCES OF THE INDIRECT PUT OPTION THAT I HAVE SOLD YOU?

     The put option you indirectly sell to us creates the feature of exchangeability. If on the determination date, the closing price per Underlying Share is equal to or greater than the strike price of the put, which we call the initial price, you will receive $1,000 for each $1,000 principal amount of the Securities. If the closing price per Underlying Share on the determination date is less than the initial price, you will receive a fixed number of Underlying Shares, which we call the stock redemption amount. As a result of these features, we call the Securities "reverse exchangeable securities".

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES?

     The payment at maturity of the Securities will be based on the closing price of the Underlying Shares on the determination date which is the third business day prior to maturity, subject to adjustment in certain circumstances.

- If the closing price per Underlying Share on the determination date is at or above the initial price, we will pay the principal amount of each Security in cash.

- If the closing price per Underlying Share on the determination date is below the initial price, we will deliver to you, in exchange for each $1,000 principal amount of the Securities, the stock redemption amount.

HOW IS THE STOCK REDEMPTION AMOUNT CALCULATED?

     The stock redemption amount for each $1,000 principal amount of the Securities is equal to $1,000 divided by the initial price. The value of any fractional shares you are entitled to receive, after aggregating your total holdings of the Securities, will be paid in cash.

WHAT INTEREST PAYMENTS CAN I EXPECT ON THE SECURITIES?

     The Securities pay interest at a rate of 11.00% per annum. The interest rate is fixed at issue and is payable semi-annually in arrear. This means that irrespective of whether the Securities are redeemed at maturity for cash or the stock redemption amount, you will be entitled to semi-annual interest payments on the full principal amount of the Securities you hold, payable in cash.

CAN YOU GIVE ME AN EXAMPLE OF THE PAYMENT AT MATURITY?

     If, for example, the initial price of the Underlying Shares were $30.20, then the stock redemption amount would be 33.113 Underlying Shares, or $1,000 divided by $30.20. If the closing price of the

Underlying Shares on the determination date is $40 per share at maturity, you will receive $1,000 in cash for each $1,000 principal amount of the Securities. In addition, over the life of the Securities you would have received interest payments at a rate of 11.00% per annum. If the closing price of the Underlying Shares on the determination date is $20 per share at maturity, you would receive
33.113 Underlying Shares for each $1,000 principal amount of the Securities. In addition over the life of the Securities you would have received interest payments at a rate of 11.00% per annum. The market value of those Underlying Shares which we will deliver to you on the maturity date for each $1,000 principal amount of the Securities would be $662.26, which is less than the principal amount of $1,000 and you would have lost a portion of your initial investment. The value of any fractional shares you are entitled to receive after aggregating your total holdings of the Securities will be paid in cash.

     THIS EXAMPLE IS FOR ILLUSTRATIVE PURPOSES ONLY. WE WILL SET THE INITIAL PRICE (SUBJECT TO ADJUSTMENT PER CERTAIN CORPORATE EVENTS AFFECTING THE UNDERLYING SHARES) ON THE DATE WE PRICE THE SECURITIES. IT IS NOT POSSIBLE, HOWEVER, TO PREDICT THE MARKET PRICE OF THE UNDERLYING SHARES ON THE DETERMINATION DATE.

     In this Pricing Supplement, we have provided under the heading "Hypothetical Sensitivity Analysis of Total Return of the Securities at Maturity" the total return of owning the Securities through maturity for various closing prices of the Underlying Shares on the determination date.

DO I GET ALL MY PRINCIPAL BACK AT MATURITY?

     You are not guaranteed to receive any return of principal at maturity. If the Underlying Shares close below the initial price on the determination date, we will deliver to you Underlying Shares. The market value of the Underlying Shares at the time you receive those shares will be less than the principal amount of the Securities and could be zero.

IS THERE A LIMIT TO HOW MUCH I CAN EARN OVER THE LIFE OF THE SECURITIES?

     Yes. The amount payable under the terms of the Securities will never exceed the principal amount of the Securities payable at maturity plus interest payments you earn over the life of the Securities.

DO I BENEFIT FROM ANY APPRECIATION IN THE UNDERLYING SHARES OVER THE LIFE OF THE SECURITIES?

     No. The amount paid at maturity for each $1,000 principal amount of the Securities will not exceed $1,000. If the closing price of the Underlying Shares on the determination date is equal to or exceeds the initial price, you will not receive the Underlying Shares or any other asset equal to the value of the Underlying Shares. Instead, you will receive the principal amount of the Securities. As a result, if the Underlying Shares have appreciated above their
closing price level on May   , 2002, the payment you receive at maturity will
not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

     You can purchase Securities in $1,000 denominations or in integral multiples thereof.

IS THERE A SECONDARY MARKET FOR THE SECURITIES?

     Although they are not required to do so, we have been informed by our affiliates that they intend to act as market makers for the Securities when this offering is complete. If our affiliates do make a market, they may stop making a market in the Securities at any time.

     In addition, we intend to list the Securities on the AMEX. You should note, however, that even though we intend to list the Securities, it is not possible to predict whether the Securities will trade in the secondary markets. Accordingly, you should be willing to hold your Securities until the maturity date.

TELL ME MORE ABOUT ABN AMRO BANK N.V.

     We are a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of more than 3,400 offices and branches in 67 countries and territories. We are one of the largest banking groups in the world, with total consolidated assets of EUR 597.4 billion as of December 31, 2001.

     We have three global Strategic Business Units: Consumer & Commercial Clients, Wholesale Clients, and Private Clients & Asset Management. The Strategic Business Units have operations in

67 countries and territories and have a significant presence in our three "home markets", which are The Netherlands, U.S. and Brazil. We are the largest banking group in The Netherlands; we have substantial presence in the Midwestern United States, as one of the largest foreign banking groups based on total assets held in the country; and we have a significant presence in Brazil.

DO YOU HAVE PRIOR EXPERIENCE IN ISSUING REVERSE EXCHANGEABLE SECURITIES?

     Over the past three years we have issued over $3 billion of reverse exchangeable securities to individual investors throughout Europe and Asia. With over 100 issues to date, each offering has ranged from $5 million to in excess of $175 million. Our previous reverse exchangeable security issues have had, as the underlying shares, the stock of a variety of large corporations which are listed on exchanges around the world.

WHERE CAN I FIND OUT MORE ABOUT BRISTOL-MYERS?

     Because the Underlying Shares are registered under the Securities Exchange Act of 1934, as amended, Bristol-Myers is required periodically to file certain financial and other information specified by the Commission which is available to the public. You should read "Public Information Regarding the Underlying Shares" in this Pricing Supplement to learn how to obtain public information regarding the Underlying Shares and other important information. The historical high and low closing prices of the Underlying Shares since 1999 are set forth under the heading "Public Information Regarding the Underlying Shares" in this Pricing Supplement.

WHO WILL DETERMINE THE CLOSING PRICE PER UNDERLYING SHARE ON THE DETERMINATION DATE?

     We have appointed ABN AMRO Incorporated, which we refer to as AAI, to act as calculation agent for JPMorgan Chase Bank, the trustee for the Securities. As calculation agent, AAI will determine the closing price of the Underlying Shares on the determination date and the stock redemption amount. The calculation agent may adjust the initial price of the Underlying Shares which we describe in the section called "Description of Securities -- Adjustment Events."

WHO INVESTS IN THE SECURITIES?

     The Securities are not suitable for all investors. The Securities might be considered by investors who:

- seek a higher interest rate than the current dividend yield on the Underlying Shares or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating;

- are willing to accept the risk of owning equity in general and the Underlying Shares in particular and the risk that they could lose their entire investment; and

- do not expect to participate in any appreciation in the price of the Underlying Shares.

     You should carefully consider whether the Securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

WHAT ARE SOME OF THE RISKS IN OWNING THE SECURITIES?

     Investing in the Securities involves a number of risks. We have described the most significant risks relating to the Securities under the heading "Risk Factors" in this Pricing Supplement which you should read before making an investment in the Securities.

     Some selected risk considerations include:

- Credit Risk. Because you are purchasing a security from us, you are assuming our credit risk.

- Principal Risk. The Securities are not principal protected, which means there is no guaranteed return of principal. If the market price of the Underlying Shares on the determination date is less than the initial price, we will deliver to you a fixed number of Underlying Shares with a market value less than the principal amount of the Securities you hold, which value may be zero.

- Market Risk. The value of the Securities in the secondary market will be subject to many unpredictable factors, including then prevailing market conditions.

WHAT IF I HAVE MORE QUESTIONS?

     You should read the "Description of Securities" in this Pricing Supplement for a detailed description of the terms of the Securities. The Securities are senior notes issued as part of our Series A medium-term note program. The Securities will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. You can find a general description of our Series A medium-term note program in the accompanying Prospectus Supplement. We also describe the basic features of this type of note in the sections called "Description of Notes" and "Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices".

     You may contact our principal executive offices at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands. Our telephone number is (31-20) 628-9393.

                                  RISK FACTORS

     The Securities are not secured debt and are riskier than ordinary debt securities. There is no guaranteed return of principal. Investing in the Securities is not the equivalent of investing directly in the Underlying Shares. This section describes the most significant risks relating to the Securities. YOU SHOULD CAREFULLY CONSIDER WHETHER THE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE YOU DECIDE TO PURCHASE THEM. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

THE SECURITIES ARE NOT ORDINARY SENIOR NOTES; THERE IS NO GUARANTEED RETURN OF PRINCIPAL

     The Securities combine limited features of debt and equity. The terms of the Securities differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity if the market price of the Underlying Shares on the determination date is less than the initial price. In such an event, we will exchange each Security for a number of Underlying Shares equal to $1,000 divided by the initial price as determined by the calculation agent. If, therefore, the market price of the Underlying Shares on the determination date is less than the initial price, we will deliver to you a number of Underlying Shares with a market value less than the principal amount of the Securities and which may be zero. You cannot predict the future performance of the Underlying Shares based on its historical performance. Accordingly, you could lose some or all of the amount you invest in the Securities.

THE SECURITIES WILL NOT PAY MORE THAN THE STATED PRINCIPAL AMOUNT AT MATURITY

     The amount paid at maturity of the Securities in cash or Underlying Shares will not exceed the principal amount of the Securities. If the market price of the Underlying Shares on the determination date is equal to or exceeds the initial price, you will not receive Underlying Shares or any other asset equal to the value of the Underlying Shares. Instead, you will receive the principal amount of the Securities. As a result, if the Underlying Shares have appreciated
above their closing price level on May   , 2002, the payment you receive at
maturity will not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

SECONDARY TRADING MAY BE LIMITED

     You should be willing to hold your Securities until the maturity date. There may be little or no secondary market for the Securities. Although we intend to list the Securities on the AMEX, it is not possible to predict whether the Securities will trade in the secondary markets. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Upon completion of the offering, our affiliates have informed us that they intend to act as market makers for the Securities but they are not required to do so. If our affiliates do make a market, they may stop making a market in the Securities at any time. In addition, to the extent the total principal amount of the Securities being offered is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion for its own investment. Such affiliate or affiliates intends to hold the Securities for investment for at least 30 days, which may affect the supply of Securities available for secondary trading.

MARKET PRICE OF THE SECURITIES INFLUENCED BY MANY UNPREDICTABLE FACTORS

     The value of the Securities may move up and down between the date you purchase them and the determination date when the calculation agent determines the amount to be paid to the holders of the Securities on the maturity date.

     Several factors, many of which are beyond our control, will influence the value of the Securities, including:

     - the market price of the Underlying Shares;

     - the volatility (frequency and magnitude of changes) in the price of the Underlying Shares;

     - the dividend rate on the Underlying Shares. While dividend payments on the Underlying Shares, if any, are not paid to holders of the Securities, such payments may have an influence on the market price of the Underlying Shares and therefore on the Securities;

     - interest and yield rates in the market;

     - economic, financial, political and regulatory or judicial events that affect the stock markets generally and which may affect the market price of the Underlying Shares and/or the Securities;

     - the time remaining to the maturity of the Securities; and

     - our creditworthiness.

     Some or all of these factors will influence the price that you will receive if you sell your Securities prior to maturity. For example, you may have to sell your Securities at a substantial discount from the principal amount if at the time of sale the market price of the Underlying Shares is at, below, or not sufficiently above the initial price.

AN INCREASE IN THE VALUE OF THE UNDERLYING SHARES WILL NOT INCREASE THE RETURN ON YOUR INVESTMENT

     Owning the Securities is not the same as owning the Underlying Shares. Accordingly, the market value of your Securities may not have a direct relationship with the market price of the Underlying Shares, and changes in the market price of the Underlying Shares may not result in a comparable change in the market value of your Securities. If the price per Underlying Share increases above the initial price, the market value of the Securities may not increase. It is also possible for the price of the Underlying Shares to increase while the market price of the Securities declines.

POTENTIAL CONFLICTS OF INTEREST; NO SECURITY INTEREST IN THE UNDERLYING SHARES HELD BY US

     We and our affiliates may carry out activities that minimize our risks related to the Securities, including trading in the Underlying Shares. In particular, on the date of this Pricing Supplement, we, through our affiliates, hedged our anticipated exposure in connection with the Securities by taking positions in the Underlying Shares, options contracts on Underlying Shares listed on major securities markets, and/or other instruments that we deemed appropriate in connection with such hedging. Such hedging is carried out in a manner designed to minimize any impact on the price of the Underlying Shares. Our purchase activity, however, could potentially have increased the price of the Underlying Shares, and therefore effectively have increased the level below which a decline in the Underlying Shares would cause us to deliver to you at maturity a number of Underlying Shares with a value less than the principal amount of your Securities. Through our affiliates, we are likely to modify our hedge position throughout the life of the Securities by purchasing and selling Underlying Shares, options contracts on Underlying Shares listed on major securities markets or positions in other securities or instruments that we may wish to use in connection with such hedging. Although we have no reason to believe that our hedging activity or other trading activities that we, or any of our affiliates, engage in or may engage in has had or will have a material impact on the price of the Underlying Shares, we cannot give any assurance that we have not or will not affect such price as a result of our hedging or trading activities and it is possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the Securities may decline. We or one or more of our affiliates may also engage in trading the Underlying Shares and other investments relating to Bristol-Myers on a regular basis as part of our or its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the price of the Underlying Shares and, therefore, the value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying Shares. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely effect the value of the Securities. It is also possible that any advisory services that we or our affiliates provide in the course of any business with Bristol-Myers or its affiliates could lead to actions on the part of the issuer of the stock which might adversely affect the value of the Underlying Shares.

     The indenture governing the Securities does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the Underlying Shares acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold Underlying Shares for the benefit of holders of the Securities in order to enable the holders to exchange their Securities for Underlying Shares under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any Underlying Shares that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the Securities.

NO SHAREHOLDER RIGHTS IN THE UNDERLYING SHARES

     As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of Underlying Shares would have.

     Because we and our affiliates are not affiliated with Bristol-Myers, we have no ability to control or predict the actions of Bristol-Myers, including any corporate actions of the type that would require the calculation agent to adjust the initial price and consequently the stock redemption amount, and have no ability to control the public disclosure of these corporate actions or any other events or circumstances affecting Bristol-Myers. BRISTOL-MYERS IS NOT INVOLVED IN THE OFFER OF THE SECURITIES IN ANY WAY AND HAS NO OBLIGATION TO CONSIDER YOUR INTEREST AS AN OWNER OF THE SECURITIES IN TAKING ANY CORPORATE ACTIONS THAT MIGHT AFFECT THE VALUE OF YOUR SECURITIES. NONE OF THE MONEY YOU PAY FOR THE SECURITIES WILL GO TO BRISTOL-MYERS.

INFORMATION REGARDING BRISTOL-MYERS

     Neither we nor any of our affiliates assumes any responsibility for the adequacy of the information about Bristol-Myers contained in this Pricing Supplement or in any of Bristol-Myers's publicly available filings. As an investor in the Securities, you should make your own investigation into Bristol-Myers. ABN AMRO BANK N.V. AND ITS AFFILIATES HAVE NO AFFILIATION WITH BRISTOL-MYERS, AND ARE NOT RESPONSIBLE FOR BRISTOL-MYERS'S PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE. We do not have any non-public information about Bristol-Myers as of the date of this Pricing Supplement although we or our subsidiaries may currently or from time to time engage in business with Bristol-Myers, including extending loans to, or making equity investments in, or providing investment advisory services to, Bristol-Myers, including merger and acquisition advisory services.

LIMITED ANTIDILUTION PROTECTION

     AAI, as calculation agent, will adjust the initial price and consequently the stock redemption amount for certain events affecting the Underlying Shares, such as stock splits and corporate actions. The calculation agent is not required to make an adjustment for every corporate action which affects the Underlying Shares. For example, the calculation agent is not required to make any adjustments if Bristol-Myers or anyone else makes a partial tender or partial exchange offer for the Underlying Shares. IF AN EVENT OCCURS THAT DOES NOT REQUIRE THE CALCULATION AGENT TO ADJUST THE AMOUNT OF THE UNDERLYING SHARES PAYABLE AT MATURITY, THE MARKET PRICE OF THE SECURITIES MAY BE MATERIALLY AND ADVERSELY AFFECTED.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

     Certain of our affiliates have agreed to purchase for investment any portion of the Securities that has not been purchased by investors in this offering, which they intend to hold for a period of at least 30 days. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

     In addition, if a substantial portion of the Securities held by our affiliates were to be sold in the secondary market following this offering, the market price of the Securities may fall. The negative effect of such sales on the price of the Securities could be more pronounced if secondary trading in the Securities is limited or illiquid.

POTENTIAL CONFLICTS OF INTEREST BETWEEN HOLDERS OF SECURITIES AND THE CALCULATION AGENT

     As calculation agent, AAI will calculate the payout to you at maturity of the Securities. AAI and other affiliates may carry out hedging activities related to the Securities, including trading in the Underlying Shares, as well as in other instruments related to the Underlying Shares. AAI and some of our other affiliates also trade the Underlying Shares on a regular basis as part of their general broker-dealer businesses. Any of these activities could influence AAI's determinations as calculation agent and any such trading activity could potentially affect the price of the Underlying Shares and, accordingly, could effect the payout on the Securities. AAI IS AN AFFILIATE OF ABN AMRO BANK N.V.

TAX TREATMENT

     You should also consider the tax consequences of investing in the Securities. Significant aspects of the tax treatment of Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the "IRS") or from the Dutch authorities regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this Pricing Supplement. Please read carefully the section entitled "Taxation" in this Pricing Supplement. You should consult your tax advisor about your own situation.

               HYPOTHETICAL SENSITIVITY ANALYSIS OF TOTAL RETURN
                         OF THE SECURITIES AT MATURITY

     The following table sets out the total return to maturity of a Security, based on various closing prices for the Underlying Shares on the determination date after giving effect to the assumptions outlined below. The information in the table is based on hypothetical market values for the Underlying Shares. We cannot predict the market price of the Underlying Shares on the determination date. THE ASSUMPTIONS EXPRESSED BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE RETURNS SET FORTH IN THE TABLE MAY OR MAY NOT BE THE ACTUAL RATES APPLICABLE TO A PURCHASER OF THE SECURITIES.

ASSUMPTIONS

Initial Price:                   $30.20 (indicative value only; the initial
                                   price will be set on the date we price the Securities; the closing price on May 14, 2002 was $30.20)

Annual Interest on the
Securities:                      11.00%

Term of the Securities:          12 months

Exchange Factor:                 1.0 (we have assumed that no market disruption
                                   event occurs and the calculation agent does not need to adjust the exchange factor for any adjustment events during the term of the Securities)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                TOTAL RETURN(b)
    ASSUMED                                                 TWO
 BRISTOL-MYERS                 VALUE OF                 SEMI-ANNUAL
  STOCK PRICE                 PAYMENT AT                 INTEREST                  ------------------------------------------
  AT MATURITY                MATURITY(a)                 PAYMENTS                       $                         %
-------------------------------------------------------------------------------------------------------------------------------
         $30.20+                  $1,000.00                   $110.00                   $1,110.00                  11.00%
         $30.20                   $1,000.00                   $110.00                   $1,110.00                  11.00%
         $29.45                   $  975.00                   $110.00                   $1,085.00                   8.50%
         $28.31                   $  937.50                   $110.00                   $1,047.50                   4.75%
         $26.88                   $  890.00                   $110.00                   $1,000.00                   0.00%
         $25.67                   $  850.00                   $110.00                   $  960.00                  -4.00%
         $24.16                   $  800.00                   $110.00                   $  910.00                  -9.00%
         $22.65                   $  750.00                   $110.00                   $  860.00                 -14.00%
         $18.12                   $  600.00                   $110.00                   $  710.00                 -29.00%
         $11.78                   $  390.00                   $110.00                   $  500.00                 -50.00%
         $ 5.66                   $  187.50                   $110.00                   $  297.50                 -70.25%
         $ 0.00                   $    0.00                   $110.00                   $  110.00                 -89.00%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------
(a) Based on the assumptions set forth above, if the price of the Underlying Shares is $30.20 or more, the payment at maturity will be made in cash. If the price of the Underlying Shares is less than $30.20, the payment at maturity will be made in Underlying Shares. We have also assumed that the closing price of the Underlying Shares will be the same on the maturity date as on the determination date.

(b) The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax adviser regarding whether owning the Securities is appropriate for your tax situation. See the sections titled "Risk Factors" and "Taxation" in this Pricing Supplement.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission (the "Commission") allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this Pricing Supplement is considered to be part of this Pricing Supplement. Because we are incorporating by reference future filings with the Commission, this Pricing Supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Pricing Supplement. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this Pricing Supplement or in any document previously incorporated by reference have been modified or superseded. This Pricing Supplement incorporates by reference the documents listed below and any future filings we make with the Commission (including any Form 6-K's we subsequently file with the SEC and specifically incorporate by reference into this Pricing Supplement) under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we complete our offering of the Securities to be issued hereunder or, if later, the date on which any of our affiliates cease offering and selling these Securities:

          (a) the Annual Report on Form 20-F of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. for the year ended December 31, 2001;

          (b) the Report on Form 6-K dated March 28, 2002 (press release of ABN AMRO Holding N.V. announcing the restructuring of the United States Wholesale Clients Strategic Business Unit); and

          (c) the Report on Form 6-K dated May 2, 2002 (press release of ABN AMRO Holding N.V. announcing the resignation of a member of the Managing Board and the financial results for the first quarter of the year 2001).

     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628
3842).

               PUBLIC INFORMATION REGARDING THE UNDERLYING SHARES

     According to publicly available documents, Bristol-Myers, through its divisions and subsidiaries, is a major producer and distributor of medicine.

     The Underlying Shares are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Office located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-732-0330. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by Bristol-Myers pursuant to the Exchange Act can be located by reference to Commission file number 001-01136. In addition, information regarding Bristol-Myers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

     THIS PRICING SUPPLEMENT RELATES ONLY TO THE SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SHARES OR OTHER SECURITIES OF BRISTOL-MYERS. WE HAVE DERIVED ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING BRISTOL-MYERS FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NEITHER WE NOR THE AGENTS HAS PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO BRISTOL-MYERS IN CONNECTION WITH THE OFFERING OF THE SECURITIES. NEITHER WE NOR THE AGENTS MAKES ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING BRISTOL-MYERS ARE ACCURATE OR COMPLETE. FURTHERMORE, WE CANNOT GIVE ANY ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICE OF THE UNDERLYING SHARES (AND THEREFORE THE INITIAL PRICE AND THE STOCK REDEMPTION AMOUNT) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING BRISTOL-MYERS COULD AFFECT THE VALUE RECEIVED ON THE MATURITY DATE WITH RESPECT TO THE SECURITIES AND THEREFORE THE TRADING PRICES OF THE SECURITIES.

     NEITHER WE NOR ANY OF OUR AFFILIATES MAKES ANY REPRESENTATION TO YOU AS TO THE PERFORMANCE OF THE UNDERLYING SHARES.

     We and/or our subsidiaries may presently or from time to time engage in business with Bristol-Myers, including extending loans to, or making equity investments in, or providing advisory services to, Bristol-Myers, including merger and acquisition advisory services. In the course of such business, we and/or our subsidiaries may acquire non-public information with respect to Bristol-Myers and, in addition, one or more of our affiliates may publish research reports with respect to Bristol-Myers. The statement in the preceding sentence is not intended to affect the rights of holders of the Securities under the securities laws. As a prospective purchaser of a Security, you should undertake such independent investigation of Bristol-Myers as in your judgment is appropriate to make an informed decision with respect to an investment in the Underlying Shares.

     The following table sets forth the published high and low closing prices of the Underlying Shares since 1999. The closing price on May 14, 2002 was $30.20. We obtained the closing prices listed below from Bloomberg Financial Markets and we believe such information to be accurate. You should not take the historical prices of the Underlying Shares as an indication of future performance. We cannot give any assurance that the price of the Underlying Shares will not decrease, such that we will deliver Underlying Shares at maturity.

                     PERIOD                          HIGH        LOW       CLOSING PRICE
                     ------                        --------    --------    -------------
1999
  First Quarter..................................  $64.7208    $55.3220      $61.0327
  Second Quarter.................................  $67.0408    $54.6677      $67.0408
  Third Quarter..................................  $72.3351    $60.8542      $64.2449
  Fourth Quarter.................................  $75.4283    $57.0471      $61.0922
2000
  First Quarter..................................  $66.1485    $40.3910      $54.3703
  Second Quarter.................................  $64.3639    $43.7817      $55.4410
  Third Quarter..................................  $56.5712    $45.4473      $54.7272
  Fourth Quarter.................................  $71.2643    $52.5857      $71.2643
2001
  First Quarter..................................  $69.9556    $48.3503      $56.5356
  Second Quarter.................................  $56.9639    $49.1117      $49.7779
  Third Quarter..................................  $60.0000    $49.1117      $55.5600
  Fourth Quarter.................................  $59.9500    $48.5000      $51.0000
2002
  First Quarter..................................  $51.9500    $39.1500      $40.4900
  Second Quarter (through May 14, 2002)..........  $40.4900    $28.0000      $30.2000

     We make no representation as to the amount of dividends, if any, that Bristol-Myers will pay in the future. In any event, as a holder of a Security, you will not be entitled to receive dividends, if any, that may be payable on the Underlying Shares.

                           DESCRIPTION OF SECURITIES

     Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. The term "Security" refers to each $1,000 principal amount of our 11.00% Reverse Exchangeable Securities due June 5, 2003 linked to the common stock of the Underlying Company.

Principal Amount:.............   $15,000,000

Underlying Shares.............   The common stock of the Underlying Company, par
                                 value $0.10 per share.

Underlying Company............   Bristol-Myers Squibb Company

Original Issue Date
(Settlement Date).............

Issue Price...................   100%

Initial Price.................   $     (the closing price per Underlying Share
                                 when we priced the Securities on May   , 2002)
                                 divided by the exchange factor.

Maturity Date.................   June 5, 2003

Specified Currency............   U.S. Dollars

CUSIP.........................   00079FAV4

Denominations.................   The Securities may be purchased in
                                 denominations of $1,000 and integral multiples thereof.

Interest Rate.................   11.00% per annum, payable semi-annually in
                                 arrear on December 5, 2002 and June 5, 2003, which shall represent (a) an interest coupon of 2.70% per annum and (b) an option premium of 8.30% per annum.

Payment at Maturity...........   At maturity, we will pay or deliver for each
                                 $1,000 principal amount of Securities, either
                                 (i) a cash payment equal to $1,000, if the determination price on the determination date of the Underlying Shares is at or above the initial price, or (ii) a number of Underlying
                                 Shares equal to the stock redemption amount, if the determination price on the determination date of the Underlying Shares is lower than the initial price. We will pay cash in lieu of delivering fractional Underlying Shares in an amount equal to the corresponding fractional closing price of the Underlying Shares as determined by the calculation agent on the determination date.

Stock Redemption Amount.......   The calculation agent will determine the stock
                                 redemption amount on the determination date by dividing $1,000 by the initial price of the Underlying Shares. The initial price and, consequently, the stock redemption amount may be adjusted for certain corporate events affecting the Underlying Company. The interest payment on the Securities will not be converted into Underlying Shares at maturity.

Determination Date............   The third business day prior to the maturity
                                 date, or if such day is not a trading day, the immediately succeeding trading day; provided that the determination date shall be no later than the second scheduled trading day preceding the maturity date, notwithstanding the occurrence of a market disruption event on such second scheduled trading day.

Determination Price...........   The closing price per Underlying Share on the
                                 determination date, as determined by the calculation agent.

Closing Price.................   If the Underlying Shares (or any other security
                                 for which a closing price must be determined) are listed on a U.S. securities exchange registered under the Exchange Act, are securities of The Nasdaq National Market or are included in the OTC Bulletin Board Service, which we refer to as the OTC Bulletin Board, operated by the National Association of Securities Dealers, Inc., the closing price for one Underlying Share (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, in the principal trading session on such day on the principal securities exchange on which the Underlying Shares (or any such other security) are listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if the Underlying Shares (or other such security) are listed or admitted to trading on such securities exchange), the last reported sale price in the principal trading session on the over-the-counter market as reported on The
                                 Nasdaq National Market or OTC Bulletin Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence, the closing price for any Trading Day shall be the mean, as determined by the calculation agent, of the bid prices for the Underlying Shares (or any such other security) obtained from as many dealers in such security (which may include AAI or any of our other subsidiaries or affiliates), but not exceeding three, as will make such bid prices available to the calculation agent. A
                                 "security of The Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board
                                 Service" shall include any successor service thereto.

Trading Day...................   A day, as determined by the calculation agent,
                                 on which trading is generally conducted on the New York Stock Exchange, the American Stock
                                 Exchange LLC, the Nasdaq National Market, the
                                 Chicago Mercantile Exchange, the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United
                                 States, and on which a market disruption event has not occurred.

Book Entry Note or
Certificated Note.............   Book Entry

Trustee.......................   JPMorgan Chase Bank

Market Disruption Event.......   Means, with respect to the Underlying Shares:

                                 (i)  a suspension, absence or material
                                      limitation of trading of the Underlying
                                      Shares on the primary market for the
                                      Underlying Shares for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the Underlying Shares as a result of which the reported trading prices for the Underlying Shares during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension, absence or material limitation on the primary market for trading in futures or options contracts related to the Underlying Shares, if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

                                 (ii) a determination by the calculation agent
                                      in its sole discretion that the event
                                      described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Securities.

                                 For purposes of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange; (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a market disruption event; (3) limitations pursuant to New York Stock Exchange Inc. Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange Inc., any other self-regulatory organization or the Commission of similar scope as determined by the calculation agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading; (4) a suspension of trading in a futures or options contract on the Underlying Shares by the primary securities market trading in such futures or options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Shares; and (5) a suspension, absence or material limitation of trading on the primary securities market on which futures or options contracts related to the Underlying Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

                                 The calculation agent shall as soon as
                                 reasonably practicable under the circumstances notify us, the trustee, the Depository Trust Company and the agents of the existence or occurrence of a market disruption event on any day that but for the occurrence or existence of a market disruption event would have been the determination date.

Exchange Factor...............   The exchange factor will be set initially at
                                 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting the Underlying Shares. See
                                 "Adjustment Events" below.

Adjustment Events.............   The exchange factor or the amount paid at
                                 maturity will be adjusted as follows:

                                 1. If the Underlying Shares are subject to a
                                    stock split or reverse stock split, then once such split has become effective, the exchange factor will be adjusted to equal the product of the prior exchange factor and the number of shares issued in such stock split or reverse stock split with respect to one Underlying Share.

                                 2. If the Underlying Shares are subject (i) to
                                    a stock dividend (issuance of additional
                                    Underlying Shares) that is given ratably to all holders of the Underlying Shares or (ii) to a distribution of the Underlying Shares as a result of the triggering of any provision of the corporate charter of the Underlying Company, in each case other than a stock split described in paragraph 1, then once the dividend has become effective and the Underlying Shares are trading ex-dividend, the exchange factor will be adjusted so that the new exchange factor shall equal the prior exchange factor plus the product of (i) the number of shares issued with respect to one Underlying Share and (ii) the prior exchange factor.

                                 3. There will be no adjustments to the exchange
                                    factor to reflect cash dividends or other distributions paid with respect to the Underlying Shares other than Extraordinary Dividends as described below (except that distributions described in paragraph 2 above shall not be subject to this paragraph 3). A cash dividend or other distribution with respect to the Underlying Shares will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for the Underlying Shares by an amount equal to at least 10% of the closing price of the Underlying Shares (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to the Underlying Shares, the exchange factor with respect to the Underlying Shares will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new exchange factor will equal the product of (i) the then current exchange factor and (ii) a fraction, the numerator of which is the closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for the Underlying Shares will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary
                                    Dividend for the Underlying Shares or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination shall be conclusive. A distribution on the Underlying Shares described in clause (i), clause (iv) or clause (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall not cause an adjustment to the exchange factor pursuant to this paragraph 3.

                                 4. If the Underlying Company issues rights or
                                    warrants to all holders of the Underlying
                                    Shares to subscribe for or purchase the
                                    Underlying Shares at an exercise price per share less than the closing price of the Underlying Shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Securities, then the exchange factor will be adjusted to equal the product of the prior exchange factor and a fraction, the numerator of which shall be the number of Underlying Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional Underlying Shares offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of Underlying Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional Underlying Shares which the aggregate offering price of the total number of Underlying Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

                                 5. If a Reorganization Event (as defined below)
                                    occurs, each holder of Securities will
                                    receive at maturity, in respect of each
                                    $1,000 principal amount of each Security, the lesser of: (i) $1,000 in cash or (ii) Exchange Property (as defined below) in an amount with a value equal to the product of the stock redemption amount times the Transaction Value (as defined below). In the case of a Reorganization Event that is the result of any issuance of tracking stock by the Underlying Company or a Spin-off Event (as defined below), we may, in lieu of clause (ii) above, elect to deliver Exchange Property consisting solely of the reclassified Underlying Shares (in the case of an issuance of tracking stock) or the Underlying Shares with respect to which the spun-off security was issued (in the case of a Spin-off Event) and pay the cash value of such tracking stock or spun-off security as of the determination date. If we elect to deliver cash pursuant to the immediately preceding sentence, we will provide notice to holders of Securities as soon as practicable after the date of such Reorganization Event.

                                        "Reorganization Event" means (i) there
                                        has occurred any reclassification or
                                        change with respect to the Underlying
                                        Shares, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by the Underlying
                                        Company; (ii) the Underlying Company or
                                        any surviving entity or subsequent
                                        surviving entity of the Underlying
                                        Company (an

                                       "Underlying Company Successor") has been subject to a merger, combination or consolidation and is not the surviving entity; (iii) any statutory exchange of securities of the Underlying Company or any Underlying Company Successor with another corporation occurs (other than pursuant to clause (ii) above); (iv) the Underlying Company is liquidated; (v) the Underlying Company issues to all of its shareholders equity securities of an issuer other than the Underlying Company (other than in a transaction described in clauses (ii), (iii) or (iv) above) (a "Spin-off Event"); or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding Underlying Shares.

                                        "Exchange Property" means securities,
                                        cash or any other assets distributed to
                                        holders of the Underlying Shares in any
                                        Reorganization Event, including, in the
                                        case of the issuance of tracking stock,
                                        the reclassified Underlying Shares and,
                                        in the case of a Spin-off Event, the
                                        Underlying Shares with respect to which
                                        the spun-off security was issued.

                                        "Transaction Value", at any date, means
                                        (i) for any cash received in any such
                                        Reorganization Event, the amount of cash received per Underlying Share; (ii) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the calculation agent, as of the date of receipt, of such Exchange Property received for each Underlying Share; and (iii) for any security received in any such
                                        Reorganization Event (including, in the
                                        case of the issuance of tracking stock,
                                        the reclassified Underlying Shares and,
                                        in the case of a Spin-off Event, the
                                        Underlying Shares with respect to which
                                        the spun-off security was issued), an
                                        amount equal to the closing price, as of the determination date, per share of such security multiplied by the quantity of such security received for each underlying Share.

                                 If Exchange Property consists of more than one type of property, holders of Securities will receive at maturity a pro rata share of each such type of Exchange Property in proportion to the quantity of such Exchange Property received in respect of each Underlying Share. If Exchange Property includes a cash component, holders will not receive any interest accrued on such cash component. In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

                                 For purposes of this paragraph 5, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                 No adjustments to the exchange factor will be required unless such adjustment would require a change of at least 0.1% in the exchange factor then in effect. The exchange factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                 No adjustments to the exchange factor or method of calculating the exchange factor will be required other than those specified above. However, we may, at our sole discretion, cause the calculation agent to make additional changes to the exchange factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the Underlying Shares (or other Exchange Property) but only to reflect such changes, and not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that could affect the market price or the closing price of the Underlying Shares, including, without limitation, a partial tender or partial exchange offer for the Underlying Shares.

                                 The calculation agent shall be solely
                                 responsible for the determination and
                                 calculation of any adjustments to the exchange factor or method of calculating the exchange factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any Reorganization Event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive.

                                 The calculation agent will provide information as to any adjustments to the exchange factor or method of calculating the exchange factor upon written request by any holder of the Securities.

Alternate Exchange Calculation
in case of an Event of
Default.......................   In case an Event of Default with respect to the
                                 Securities shall have occurred and be
                                 continuing, the amount declared due and payable upon any acceleration of any Security shall be determined by AAI, as calculation agent, and shall be equal to the principal amount of the Security plus any accrued interest to, but not including, the date of acceleration.

Calculation Agent.............   AAI. All determinations made by the calculation
                                 agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts............   We will, subject to certain exceptions and
                                 limitations set forth below, pay such
                                 additional amounts (the "Additional Amounts") to holders of the Securities as may be necessary in order that the net payment of the principal of the Securities and any other amounts payable on the Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation or any jurisdiction from or through which any amount is paid by us or a successor corporation, will not be less than the amount provided for in the Securities to be then due and payable. We will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

                                 (a) any such tax, assessment or other
                                     governmental charge that would not have
                                     been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where presentation is required, by the holder of a Securities for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                                 (b) any estate, inheritance, gift, sales,
                                     transfer or personal property tax or any similar tax, assessment or governmental charge;

                                 (c) any tax, assessment or other governmental
                                     charge that is payable otherwise than by withholding from payments on or in respect of the Securities;

                                 (d) any tax, assessment or other governmental
                                     charge required to be withheld by any
                                     paying agent from any payment of principal of, or supplemental redemption amount on, the Securities, if such payment can be made without such withholding by presentation of the Securities to any other paying agent;

                                 (e) any tax, assessment or other governmental
                                     charge that would not have been imposed but for a holder's failure to comply with a request addressed to the holder or, if different, the beneficiary of the payment, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of a Securities, if such compliance is required by statute or by regulation of The Netherlands (or other relevant jurisdiction), or of any political subdivision or taxing authority thereof or therein, as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

                                 (f) any combination of items (a), (b), (c), (d)
                                     or (e); nor shall Additional Amounts be
                                     paid with respect to any payment on
                                     the Securities to a holder who is a
                                     fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or other relevant jurisdiction), or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Securities.

                                USE OF PROCEEDS

     The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Securities. See also "Risk Factors -- Potential Conflicts of Interest; No Security Interest in the Underlying Shares Held by Us" and "Plan of Distribution" in this Pricing Supplement and "Use of Proceeds" in the accompanying Prospectus.

                                 ERISA MATTERS

     We and certain of our affiliates, including AAI, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the Securities are acquired by or with the assets of a pension or other employee benefit plan with respect to which AAI or any of its affiliates is a service provider, unless the Securities are acquired pursuant to an exemption from the prohibited transaction rules.

     The acquisition of the Securities may be eligible for one of the exemptions noted below if such acquisition:

          (a) (i) is made solely with the assets of a bank collective investment fund and (ii) satisfies the requirements and conditions of Prohibited Transaction Class Exemption ("PTCE") 91-38 issued by the Department of Labor ("DOL");

          (b) (i) is made solely with assets of an insurance company pooled separate account and (ii) satisfies the requirements and conditions of PTCE 90-1 issued by the DOL;

          (c) (i) is made solely with assets managed by a qualified professional asset manager and (ii) satisfies the requirements and conditions of PTCE 84-14 issued by the DOL;

          (d) is made solely with assets of a governmental plan (as defined in Section 3(32) of ERISA) which is not subject to the provisions of Section 401 of the Code;

          (e) (i) is made solely with assets of an insurance company general account and (ii) satisfies the requirements and conditions of PTCE 95-60 issued by the DOL; or

          (f) (i) is made solely with assets managed by an in-house asset manager and (ii) satisfies the requirements and conditions of PTCE 96-23 issued by the DOL.

     Under ERISA, the assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that has issued an insurance policy to such plan or assets of an entity in which the plan has invested. If you are a pension or other employee benefit plan, you should consult your legal advisor regarding the application of ERISA and the Code.

                                    TAXATION

     The following summary is a general description of certain United States and Dutch tax considerations relating to the ownership and disposition of Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of Securities should consult their tax advisers as to the consequences of acquiring, holding and disposing of Securities under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or foreign jurisdiction. This summary is based upon the law as in effect on the date of this Pricing Supplement and is subject to any change in law that may take effect after such date.

UNITED STATES FEDERAL INCOME TAXATION

     The following discussion is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to U.S. Holders (as defined below) who purchase the Securities at initial issuance for the stated principal amount and who will hold the Securities and each Component (as defined below) as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

     This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury Regulations, changes to any of which subsequent to the date of this Pricing Supplement may affect the tax consequences described in this discussion. This summary does not address all aspects of the U.S. federal income taxation that may be relevant to you in light of your individual circumstances or if you are subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers in options or securities, or persons who hold Securities as a part of a hedging transaction, straddle, conversion or other integrated transaction).

     As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     As used herein, you are a "U.S. Holder" if you are an owner of Securities that meets (for U.S. federal income tax purposes) any one of the following criteria:

     - a citizen or resident of the United States;

     - a corporation organized under the laws of the United States or any political subdivision thereof; or

     - an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

GENERAL

     Pursuant to the terms of the Securities, we and every holder of a Security agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Security for all tax purposes as consisting of the following components (the "Components"):

     - a put option (the "Put Option") that requires the holder of the Security to buy the Underlying Shares from us for an amount equal to the Deposit (as defined below) if the determination price is lower than the initial price; and

     - a deposit with us of cash, in an amount equal to the principal amount of a Security (the "Deposit"), to secure the holder's potential obligation to purchase the Underlying Shares.

     Under this characterization a portion of the stated interest payments on a Security is treated as interest on the Deposit, and the remainder is treated as attributable to the holder's sale of the Put Option to us (the "Put Premium"). Based on our judgment as to, among other things, our normal borrowing cost and the value of the Put Option, we have determined that annual payments equaling 2.70% of the stated principal amount of a Security constitutes interest on the Deposit and 8.30% constitutes Put Premium.

     The treatment of the Securities described above is not binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the Securities or instruments similar to the Securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Securities.

     TAX COUNSEL HAS ADVISED US THAT IT IS REASONABLE TO ADOPT THE TREATMENT OF THE SECURITIES DESCRIBED ABOVE. NONETHELESS, TAX COUNSEL IS UNABLE TO RENDER AN OPINION AS TO WHETHER SUCH TREATMENT WILL BE RESPECTED DUE TO THE ABSENCE OF AUTHORITIES THAT DIRECTLY ADDRESS INSTRUMENTS SIMILAR TO THE SECURITIES. AS A RESULT, SIGNIFICANT ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE NOT CERTAIN, AND NO ASSURANCE CAN BE GIVEN THAT THE IRS OR A COURT WILL AGREE WITH THE CHARACTERIZATION DESCRIBED IN THIS DISCUSSION. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES (INCLUDING ALTERNATIVE CHARACTERIZATIONS OF THE SECURITIES) AND WITH RESPECT TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION. UNLESS OTHERWISE STATED, THE FOLLOWING DISCUSSION IS BASED ON THE TREATMENT AND THE ALLOCATION DESCRIBED ABOVE.

TAX TREATMENT OF THE SECURITIES

     Assuming the characterization of the Securities as set forth above, the following U.S. federal income tax consequences should result.

     Semi-Annual Payments on the Securities. The Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Under the applicable U.S. Treasury Regulations, the Deposit will be treated as being issued at a discount, the amount of which will equal the semi-annual payments attributable to interest on the Deposit. A cash method U.S. Holder is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. A cash method U.S. Holder who does not make this election should include the portion of the semi-annual payments on the securities attributable to the Deposit as income upon their receipt U.S. Holders who so elect and certain other Holders, including those who report income on an accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrue on a straight-line basis, unless they make an election to accrue the discount according to a constant yield method based on daily compounding.

     A Holder who is not required and who does not elect to include the discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the Securities in an amount not exceeding the accrued interest until it is included in income.

     In the case of a Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the Deposit upon the sale, exchange or retirement (including upon maturity) of the Securities will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) not previously included in income through the date of sale, exchange or retirement.

     Receipt of the Put Premium will not be taxable to you upon receipt.

     Exercise or Expiration of the Put Option. If the Put Option expires unexercised (i.e., a cash payment of the principal amount of the Securities is made), you will recognize in respect of the Put Option the total Put Premium received as short term capital gain at such time.

     In the event that the Put Option is exercised (i.e., the final payment on the Securities is paid in Underlying Shares), you will not recognize any gain or loss in respect of the Put Option (other than in respect of cash received in lieu of fractional shares), and you will have an adjusted tax basis in any Underlying Shares received equal to:

     - the Deposit minus

     - the total Put Premium received.

     Your holding period for any Underlying Shares you receive will start on the day after the delivery of the Underlying Shares.

     In the event that we deliver cash in lieu of fractional Underlying Shares, a U.S. Holder will generally recognize a short-term capital gain or loss in an amount equal to the difference between:

     - the amount of cash you receive in respect of such shares; and

     - your basis in the fractional shares (as determined in the manner described above).

     Sale or Exchange of the Securities.

     Upon a sale of your Securities for cash, you will be required to apportion the amount you receive between the Deposit and the Put Option on the basis of their respective values on the date of sale. You will generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between:

     - the amount apportioned to the Deposit; and

     - your adjusted U.S. federal income tax basis in the Deposit (which will generally be equal to the principal amount of your Securities as an initial purchaser of your Securities increased by the amount of any income recognized in connection with the payments attributable to the Deposit and decreased by the amount of any payments made that are attributable to the Deposit).

     Except to the extent attributable to accrued discount with respect to the Deposit, which will be taxed as described above under "-- Semi-Annual Payments on the Securities," such gain or loss will be short-term capital gain or loss. The amount of cash that you receive that is apportioned to the Put Option (together with the total Put Premium previously received) will be treated as short-term capital gain. If the value of the Deposit on the date of the sale of your Securities is in excess of the amount you receive upon such sale, you will be treated as having made a payment to the purchaser equal to the amount of such excess in order to assume your rights and obligations under the Put Option. In such a case, you will recognize short-term capital gain or loss in an amount equal to the difference between the total Put Premium you previously received in respect of the Put Option and the amount of the deemed payment made by you with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the amount apportioned to the Deposit in determining your gain or loss in respect of the Deposit.

POSSIBLE ALTERNATIVE TAX TREATMENTS OF AN INVESTMENT IN THE SECURITIES

     Due to the absence of authorities that directly address the proper characterization of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. A successful assertion of an alternate characterization of the securities by the IRS could affect the timing and the character of the income or loss with respect to the Securities. It is possible, for instance, the entire coupon on the Securities could be treated as ordinary income. Accordingly, prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     You may be subject to information reporting and to backup withholding on amounts paid to you, unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

     Non-United Holders

     If you are not a United States Holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

DUTCH TAX CONSIDERATIONS

     The following is a general summary of the Dutch taxes discussed as at the date hereof in relation to payments made under the Securities. It is not exhaustive and holders of the Securities who are in doubt as to their tax position should consult their professional advisers.

     (a) All payments of principal and interest by us in respect of the Securities can be made free of withholding or deduction for or on account of any taxes of whatsoever nature imposed, levied, withheld, or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

     (b) A holder of a Security or a holder of an Underlying Share who derives income from a Security or an Underlying Share respectively or who realises a gain on the disposal or redemption of a Security or an Underlying Share respectively will not be subject to Dutch taxation on income or capital gains unless:

          (i) the holder is, or is deemed to be, resident in The Netherlands or has elected to be treated as a Dutch resident for Dutch income tax purposes; or

          (ii) such income or gain is attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands; or

          (iii) the holder has, directly or indirectly, a substantial interest or a deemed substantial interest in us and/or the Underlying Company and such interest or the Security or Underlying Shares do not form part of the assets of an enterprise; or

          (iv) if the holder is an individual, such income or gain qualifies as income from miscellaneous activities (belastbaar resultaat uit overige werkzaamheden) in The Netherlands as defined in the Income Tax Act 2001 (Wet inkomstenbelasting 2001).

Individual holders resident or deemed to be resident in The Netherlands or who have elected to be treated as a Dutch resident holder for Dutch tax purposes are subject to Dutch income tax on a deemed return regardless of actual income derived from a Security or an Underlying Share or gain or loss realised upon disposal or redemption of a Security or an Underlying Share, provided that the Security or Underlying Share is a portfolio investment and not held in the context of any business or substantial interest.

     The deemed return amounts to 4% of the average value of the holder's net assets in the relevant fiscal year (including the Securities or the Underlying Shares). The average value of the holder's net assets in a fiscal year is equal to the sum of the value of the net assets at the beginning of the fiscal year and at the end of the fiscal year divided by two. Taxation only occurs to the extent the average value of the holder's net assets exceeds the "exempt net asset amount" (heffingsvrij vermogen) which is, for the year 2002, in principle EUR 17,600. The deemed return is reduced by the portion of the personal allowances on annual income the holder is entitled to. As so reduced, the deemed return shall be taxed at a rate of 30%.

     If the Underlying Shares are delivered upon redemption of the Securities, dividends paid on these shares to a holder, who is an individual resident or deemed to be resident in The Netherlands will be subject to U.S. dividend withholding tax at a US domestic tax rate of 30%. The US dividend withholding tax rate may be reduced to 15% under the provisions of the Convention between the United States of America and the Kingdom of The Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income. Such holders are entitled to credit any US withholding tax on the dividends against Dutch income tax payable.

     (c) Dutch gift, estate or inheritance taxes will not be levied on the occasion of the transfer of a Security or Underlying Share by way of gift, or on the death of a holder of a Security or Underlying Share unless:

          (i) the holder is, or is deemed to be, resident in The Netherlands; or

          (ii) the transfer is construed as a gift or as an inheritance made by or on behalf of a person who, at the time of the gift or death, is or is deemed to be, resident in The Netherlands; or

          (iii) such Security or Underlying Share is attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands.

     (d) There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty other than court fees payable in The Netherlands in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including any foreign judgement in the courts of The Netherlands) of the Securities or Underlying Shares or the performance of our obligations under the Securities.

     (e) A holder of a Security or a holder of an Underlying Share will not become resident or deemed to be resident in The Netherlands by reason only of the holding of the Security or an Underlying Share or the execution, performance, delivery and/or enforcement of the Security or an Underlying Share.

                              PLAN OF DISTRIBUTION

     In addition to AAI, we have appointed ABN AMRO Financial Services, Inc. ("AAFS"), Advest, Inc., Ferris Baker Watts, Inc., First Institutional Securities, LLC, McDonald Investments, Inc. and Ryan, Beck & Company as agents for this offering. The agents have agreed to use reasonable efforts to solicit offers to purchase the Securities.

     AAI and AAFS are wholly owned subsidiaries of the Bank. AAI and AAFS will conduct this offering in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm's distributing the securities of an affiliate. When the distribution of the Securities is complete, AAI and AAFS may offer and sell those Securities in the course of their business as broker-dealers. AAI and AAFS may act as principals or agents in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. AAI and AAFS may use this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement in connection with any of those transactions. AAI and AAFS are not obligated to make a market in the Securities and may discontinue any market-making activities at any time without notice.

     To the extent the total aggregate principal amount of the Securities being offered by this Pricing Supplement is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion, which shall not exceed approximately 10% of the total aggregate principal amount of the Securities, and to hold such Securities for investment for a period of at least 30 days. See "Holding of the Securities by our Affiliates and Future Sales" under the heading "Risk Factors".

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 22, 2000)

ABN AMRO BANK N.V.

$500,000,000 GLOBAL MEDIUM-TERM NOTES, SERIES A

We, ABN AMRO Bank N.V., may offer from time to time global medium-term notes. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

     - The notes will mature more than nine months from the date of issue.

     - The notes will bear interest at either a fixed rate, which may be zero, or a floating rate. Floating rates will be based on rates specified in the applicable pricing supplement.

     - The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.

     - The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

     - The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

     - The notes may be optionally or mandatorily exchanged for securities of an issuer that is not affiliated with us, into a basket or index of those securities or for the cash value of those securities.

     - Payments on the notes may be linked to currency prices, commodity prices, single securities, baskets of securities or indices.

     - The notes may be either callable by us or puttable by you.

INVESTING IN THE NOTES INVOLVES RISKS. SEE "FOREIGN CURRENCY RISKS" BEGINNING ON PAGE S-3.

                         PRICE TO            AGENT'S                   PROCEEDS TO
                          PUBLIC           COMMISSIONS                   COMPANY
                       ------------  ------------------------  ---------------------------
Per note.............      100%              4% - 1%                    96% - 99%
Total................  $500,000,000  $20,000,000 - $5,000,000  $480,000,000 - $495,000,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABN AMRO Incorporated has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities they purchase as principal at prevailing market prices, or at other prices, as the agent determines.

ABN AMRO Incorporated may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

                             ABN AMRO INCORPORATED

NOVEMBER 27, 2000

                             ABOUT THIS PROSPECTUS

     We may offer from time to time up to $500,000,000, or the equivalent of this amount in other currencies, of the medium-term notes described in this prospectus supplement. We refer to the notes offered under this prospectus supplement as our Series A medium-term notes. We refer to the offering of the Series A medium-term notes as our "Series A program."

     As used in this prospectus supplement, the "Bank," "we" or "us" refers to ABN AMRO Bank N.V.

     The debt securities may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (Wet toezicht effectenverkee).

                             FOREIGN CURRENCY RISKS

     You should consult your financial and legal advisors as to any specific risks entailed by an investment in notes that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These notes are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

     The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisors concerning these matters.

EXCHANGE RATES AND EXCHANGE CONTROLS MAY AFFECT THE SECURITIES' VALUE OR RETURN

     Securities Involving Foreign Currencies Are Subject to General Exchange Rate and Exchange Control Risks. An investment in a note that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.

     Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any note. Depreciation against the U.S. dollar of the currency in which a note is payable would result in a decrease in the effective yield of the note below its coupon rate and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked note, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that note.

     We Have No Control Over Exchange Rates. Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank or the imposition of regulatory controls or taxes, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for notes denominated or payable in currencies other than U.S. dollars and currency-linked notes.

     We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

     Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

     Alternative Payment Method Used if Payment Currency Becomes Unavailable. If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Notes -- Interest and Principal Payments" below.

     We Will Provide Currency Exchange Information in Pricing Supplements. The applicable pricing supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any note denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

CURRENCY CONVERSIONS MAY AFFECT PAYMENTS ON SOME SECURITIES

     The applicable pricing supplement may provide for payments on a non-U.S. dollar denominated note to be made in U.S. dollars or payments on a U.S. dollar denominated note to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments.

EXCHANGE RATES MAY AFFECT THE VALUE OF A NEW YORK JUDGMENT INVOLVING NON-U.S. DOLLAR SECURITIES

     The notes will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which notes are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

ADDITIONAL RISKS SPECIFIC TO PARTICULAR SECURITIES ISSUED UNDER OUR SERIES A PROGRAM WILL BE DETAILED IN THE APPLICABLE PRICING SUPPLEMENTS.

                              DESCRIPTION OF NOTES

     Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the prospectus. This section supplements that description. THE PRICING SUPPLEMENT WILL ADD SPECIFIC TERMS FOR EACH ISSUANCE OF NOTES AND MAY MODIFY OR REPLACE ANY OF THE INFORMATION IN THIS SECTION AND IN "DESCRIPTION OF DEBT SECURITIES" IN THE PROSPECTUS.

GENERAL TERMS OF NOTES

     We may issue notes under an Indenture (the "Indenture"), between us and The Chase Manhattan Bank ("Chase"), as Trustee. The Series A medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes we issue in the future under the Indenture that we designate as being part of that series.

     Outstanding Indebtedness of the Bank. The Indenture does not limit the amount of additional indebtedness that we may incur.

     Ranking. Notes issued under the Indenture will constitute unsecured and unsubordinated obligations of the Bank and rank pari passu without any preference among them and with all other present and future unsecured and unsubordinated obligations of the Bank save for those preferred by mandatory provision of law.

     Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of our Series A medium-term notes to the extent applicable:

     - the specific designation of the notes;

     - the issue price (price to public);

     - the aggregate principal amount;

     - the denominations or minimum denominations;

     - the original issue date;

     - the stated maturity date;

     - whether the notes are fixed rate notes, floating rate notes, or notes with original issue discount;

     - for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

     - for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

     - whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

     - whether the notes are currency-linked notes and/or notes linked to commodity prices, single securities, baskets of securities or indices;

     - the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities not affiliated with us or any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

     - if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

     - whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withhold or deducted and, if so, whether we will have to option to redeem those debt securities rather than pay the additional amounts;

     - whether the notes will be listed on any stock exchange;

     - whether the notes will be issued in book-entry or certificated form;

     - if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

     - any other terms on which we will issue the notes.

     Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

     A "business day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for notes denominated in a specified currency other than U.S. dollars or euro, in the principal financial center of the country of the specified currency and (b) for notes denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, which is commonly referred to as "TARGET," is operating.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

     "Depositary" means The Depository Trust Company, New York, New York.

     "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

     "Euroclear operator" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

     "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

     The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

     "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

     References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

FORMS OF NOTES

     We will offer the notes on a continuing basis and will issue notes only in fully registered form either as book-entry notes or as certificated notes.

     Book-Entry Notes. For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under "Forms of Securities -- Global Securities," you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

     Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth in the prospectus under "Forms of Securities -- Global Securities." The Depositary has confirmed to us, the agent and each trustee that it intends to follow these procedures.

     Certificated Notes. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

     Denominations. We will issue the notes:

     - for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

     - for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under "-- Interest and Principal Payments -- Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

INTEREST AND PRINCIPAL PAYMENTS

     Payments, Exchanges and Transfers. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at the agency in the Borough of Manhattan, The City of New York, maintained by us for that purpose. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the prospectus. On the date of this prospectus supplement, the agent for the payment, transfer and exchange of the notes is The Chase Manhattan Bank, acting through its corporate trust office at 450 West 33rd Street, New York, New York 10001. We refer to The Chase Manhattan Bank, acting in this capacity, as the paying agent.

     We will not be required to:

     - register the transfer of or exchange any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased,

     - register the transfer of or exchange notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption, or

     - register the transfer of or exchange any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

     No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

     Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the

United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

     Recipients of Payments. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

     Book-Entry Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

     Certificated Notes. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

     - by check mailed to the address of the person entitled to payment as shown on the note register; or

     - for a holder of at least $10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

     Payment Procedures for Book-Entry Notes Denominated in a Foreign
Currency. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. Dollars, unless the beneficial owner takes the following steps:

     - The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

     - The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

     - The Depositary will notify the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

     Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

     Payment Procedures for Certificated Notes Denominated in a Foreign Currency. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

     - for payments of interest, on or prior to the fifth business day after the applicable record date; or

     - for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

     - at least five business days prior to the applicable record date, for payment of interest; or

     - at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

     - by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

     - by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will only pay the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

     Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. The exchange rate agent will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

     - of the specified currency for U.S. dollars for settlement on the payment date;

     - in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

     - at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

     Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

     - of the specified currency for U.S. dollars for settlement on the payment date;

     - in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

     - at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

     These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

     Discount Notes. Some notes may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant yield. See "United States Federal
Taxation -- Notes -- Discount Notes" below. If the principal of any note that is considered to be issued with original issue discount is declared to be due and payable immediately as described under "Description of Debt Securities -- Events of Default" in the prospectus, the amount of principal due and payable on that note will be limited to:

     - the aggregate principal amount of the note multiplied by the sum of

     - its issue price, expressed as a percentage of the aggregate principal amount, plus

     - the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

The amortization will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of declaration. See the applicable pricing supplement for any special considerations applicable to these notes.

FIXED RATE NOTES

     Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

     How Interest Is Calculated. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

     How Interest Accrues. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day."

     When Interest Is Paid. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

     Amount of Interest Payable. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

     If a Payment Date is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

FLOATING RATE NOTES

     Each floating rate note will mature on the date specified in the applicable pricing supplement.

     Each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

     - the CD rate,

     - the commercial paper rate,

     - EURIBOR,

     - the federal funds rate,

     - LIBOR,

     - the prime rate,

     - the Treasury rate,

     - the CMT rate, or

     - any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

     Formula for Interest Rates. The interest rate on each floating rate note will be calculated by reference to:

     - the specified base rate based on the index maturity,

     - plus or minus the spread, if any, and/or

     - multiplied by the spread multiplier, if any.

     For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note.

     Limitations on Interest Rate. A floating rate note may also have either or both of the following limitations on the interest rate:

     - a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate;"

     - a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

     In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

     How Floating Interest Rates Are Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

     - for CD rate notes, commercial paper rate notes, federal funds rate notes, prime rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

     - for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "-- General Terms of Notes -- Some Definitions," prior to the interest reset date;

     - for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date; and

     - for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the next following business day.

     The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

     The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

     In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (1) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and (2) the business day preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

     How Interest Is Calculated. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day."

     The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

     For a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

     - by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes, except for LIBOR notes denominated in pounds sterling, and prime rate notes;

     - by 365, in the case of LIBOR notes denominated in pounds sterling; or

     - by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

     All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent, with one-half cent rounded upward.

     When Interest Is Paid. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

     If a Payment Date is Not a Business Day. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

BASE RATES

     CD Rate Notes

     CD rate notes will bear interest at the interest rates specified in the CD rate notes and in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     "CD rate" means, for any interest determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD rate cannot be determined as described above:

     - If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

     - If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

     - If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     Commercial Paper Rate Notes

     Commercial paper rate notes will bear interest at the interest rates specified in the commercial paper rate notes and in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the commercial paper rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

     - If the dealers selected by the calculation agent are not quoting as mentioned above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     The "money market yield" will be a yield calculated in accordance with the following formula:

                         D x 360
money market yield =  -------------  x 100
                      360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     EURIBOR Notes

     EURIBOR notes will bear interest at the interest rates specified in the EURIBOR notes and in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m. (Brussels time).

     The following procedures will be followed if the rate cannot be determined as described above:

     - If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

     - If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

     - If the banks so selected by the calculation agent are not quoting as mentioned above, EURIBOR for that determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

     Federal Funds Rate Notes

     Federal funds rate notes will bear interest at the interest rates specified in the federal funds rate notes and in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

     The following procedures will be followed if the federal funds rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

     - If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

     - If the brokers selected by the calculation agent are not quoting as mentioned above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     LIBOR Notes

     LIBOR notes will bear interest at the interest rates specified in the LIBOR notes and in the applicable pricing supplement. That interest rate will be based on London interbank offered rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The calculation agent will determine "LIBOR" for each interest determination date as follows:

     - As of the interest determination date, LIBOR will be either:

       - if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

       - if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

     - If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (2) no rate appears and the applicable pricing supplement specifies either (x) "LIBOR Telerate" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     - If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     - If the banks so selected by the calculation agent are not quoting as mentioned above, LIBOR for that determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on Bridge Telerate Inc., or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

     If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

     Prime Rate Notes

     Prime rate notes will bear interest at the interest rates specified in the prime rate notes and in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the prime rate cannot be determined as described above:

     - If the above rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate is not published in either H.15 (519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

     - If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

     - If the banks selected by the calculation agent are not quoting as mentioned above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

     Treasury Rate Notes

     Treasury rate notes will bear interest at the interest rates specified in the Treasury rate notes and in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     "Treasury rate" means:

     - the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57," or

     - if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the
       H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

     - if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury, or

     - if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market," or

     - if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

     - if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or

     - if the dealers selected by the calculation agent are not quoting as mentioned set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                             D x N
bond equivalent yield =  -------------  x 100
                         360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     CMT Rate Notes

     CMT rate notes will bear interest at the interest rates specified in the CMT rate notes and in the applicable pricing supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

     - the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

     - the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

     The following procedures will be followed if the CMT rate cannot be determined as described above:

     - If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     - If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     - If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary United States government securities dealers, which we refer to as a "reference dealer," in The City of New York, which may include an agent or other affiliates of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     - If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

     - If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

     - If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc., or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

EXCHANGEABLE NOTES

     We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

     - the securities of an entity not affiliated with us;

     - a basket of those securities;

     - an index or indices of those securities; or

     - any combination of the above.

     The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

     Optionally Exchangeable Notes. The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

     Mandatorily Exchangeable Notes. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

     Payments upon Exchange. The pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

     Special Requirements for Exchange of Global Securities. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

     Payments upon Acceleration of Maturity. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

     - an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration without having received the amount due upon exchange, the amount payable will be the amount due upon exchange and will not include any accrued but unpaid interest; and

     - a mandatorily exchangeable note will equal an amount determined as if the date of declaration were the maturity date plus accrued interest, if any, to but excluding the date of payment.

NOTES LINKED TO COMMODITY PRICES, SINGLE SECURITIES, BASKETS OF SECURITIES OR INDICES

     We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date is determined by reference to one or more commodity prices, securities of entities not affiliated with us, a basket of those securities or an index or indices of those securities. These notes may include other terms, which will be specified in the relevant pricing supplement.

CURRENCY-LINKED NOTES

     We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

     - information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

     - the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency;"

     - the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency;"

     - the interest rate per annum and the dates on which we will make interest payments;

     - specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

     - additional tax considerations, if any.

     The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

REDEMPTION AND REPURCHASE OF NOTES

     Optional Redemption. The pricing supplement will indicate the terms of our option to redeem the notes, if any. We will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable pricing supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. Unless otherwise specified in the pricing supplement, the notes will not be subject to any sinking fund.

     Repayment at Option of Holder. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date or dates specified prior to its maturity date. The repayment price will be equal to 100% of the principal amount of the note, together with accrued interest to the date of repayment. For notes issued with original issue discount, the pricing supplement will specify the amount payable upon repayment.

     For us to repay a note, the paying agent must receive at least 15 days but not more than 30 days prior to the repayment date:

     - the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

     - a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

     Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

     Special Requirements for Optional Repayment of Global Notes. If a note is represented by a global note, the Depositary or the Depositary's nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

     Open Market Purchases. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

REPLACEMENT OF NOTES

     At the expense of the holder, we will replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered notes, or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, the paying agent, the registrar, in the case of registered notes, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered notes, and the applicable trustee may be required before a replacement note will be issued.

                                 THE DEPOSITARY

     The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary's nominee.

     The Depositary has advised us as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, including the agent, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                    SERIES A NOTES OFFERED ON A GLOBAL BASIS

     If we offer any of our securities on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in this section under "-- Book Entry, Delivery and Form" and "-- Global Clearance and Settlement Procedures" will apply to every offering on a global basis. The additional provisions described under "-- Tax Redemption" and "-- Payment of Additional Amounts" will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

BOOK-ENTRY, DELIVERY AND FORM

     The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in such systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold such interests in the registered global securities in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and The Chase Manhattan Bank, acting in this depositary capacity, as the "U.S. depositary" for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

     Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, "Clearstream, Luxembourg customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

     Distributions with respect to the securities held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

     The Euroclear operator advises that the Euroclear system was created in 1968 to hold securities for its participants, "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear system provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, the "cooperative." All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts maintained with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and include the agent. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the "terms and conditions." The terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to the securities held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

     The Euroclear operator further advises that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the registered global securities.

     The Euroclear operator advises as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator's records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

     Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

     Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving such notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by such registered global securities upon delivery of those registered global securities for cancellation.

     Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within the Euroclear system and between Clearstream, Luxembourg and the

Euroclear system in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

     A further description of the Depositary's procedures with respect to the registered global securities is set forth in the prospectus under "Forms of Securities -- Global Securities."

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

     Initial settlement for the securities offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary's participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

     Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear system as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

     Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be changed or discontinued at any time.

NOTICES

     Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

     See also "Plan of Distribution -- Series A Notes Offered on a Global
Basis."

                         UNITED STATES FEDERAL TAXATION

     In the opinion of Schulte Roth & Zabel LLP, counsel to the Bank, the following summary accurately describes the principal United States federal income tax consequences of ownership and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," and existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, all as currently in effect and all of which are subject to change, possibly with retroactive effect. Except as specifically set forth in this section, this summary deals only with notes purchased by a United States holder, as defined below, on original issuance and held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances or to holders subject to special rules, such as persons other than United States holders, insurance companies, dealers in securities or foreign currencies, persons holding the notes as part of a hedging transaction, "straddle," conversion transaction, or other integrated transaction, or United States holders whose functional currency, as defined in Section 985 of the Code, is not the U.S. dollar. Persons considering the purchase of the notes should consult with their own tax advisors concerning the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

     IN THE EVENT WE OFFER ANY OF THE SECURITIES UNDER OUR SERIES A PROGRAM ON A GLOBAL BASIS, YOU SHOULD CONSULT THE APPLICABLE PRICING SUPPLEMENT FOR ADDITIONAL DISCUSSION REGARDING UNITED STATES FEDERAL TAXATION.

     As used in this section, the term "United States holder" means a beneficial owner of a note who or that is:

     - a citizen or resident of the United States for United States federal income tax purposes;

     - a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if both:

      - a United States court is able to exercise primary supervision over the administration of the trust, and

      - one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in Treasury regulations.

NOTES

     Payments of Interest on the Notes

     Interest paid on a note, whether in U.S. dollars or in other than U.S. dollars, that is not a discount note, as defined below in "-- Discount Notes," or an exchangeable note, will generally be taxable to a United States holder as ordinary interest income at the time it accrues or is received, in accordance with the United States holder's method of tax accounting.

     Special rules governing the treatment of interest paid with respect to discount notes, including notes that pay interest annually and are issued less than 15 calendar days before an interest payment date, notes that mature one year or less from their date of issuance and notes issued for an amount less than their stated redemption price at maturity, are described under "Discount Notes" below. Special rules governing the treatment of interest paid with respect to exchangeable notes are described under "Optionally Exchangeable Notes" and "Mandatorily Exchangeable Notes" below.

     Discount Notes

     The following discussion is a summary of the principal United States federal income tax consequences of the ownership and disposition of discount notes by United States holders. Additional rules applicable to discount notes that are denominated in a specified currency other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of one or more currencies or currency units other than the U.S. dollar, are described under "Foreign Currency Notes" below.

     A note that has an "issue price" that is less than its "stated redemption price at maturity" will generally be considered to have been issued bearing original issue discount, which we refer to as "OID," for United States federal income tax purposes and will be referred to as a "discount note." If the difference between the stated redemption price at maturity and the issue price is less than a specified de minimis amount, generally 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, then the note will not be considered to have OID. The issue price of each note in an issue of notes issued for cash generally will equal the first price at which a substantial amount of those notes is sold to the public, ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The issue price of a note does not change even if part of the issue is subsequently sold at a different price. The stated redemption price at maturity of a note is the total of all payments required to be made under the note other than "qualified stated interest" payments. The term "qualified stated interest" is defined as stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate of interest. In addition, qualified stated interest generally includes, among other things, stated interest on a variable rate debt instrument that is unconditionally payable at least annually at a single qualified floating rate or a rate that is determined using a single fixed formula that is based on objective financial or economic information. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated.

     No payment of interest on a note that matures one year or less from its date of issuance will be considered qualified stated interest and accordingly that note will be treated as a discount note.

     A United States holder of a discount note is required to include qualified stated interest in respect of the note in income at the time it is received or accrued, in accordance with the holder's method of accounting for tax purposes.

     In addition, United States holders of discount notes having a maturity upon issuance of more than one year will be required to include OID in income for United States federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to that income, but those holders will not be required to include separately in income cash payments received on those notes, even if denominated as interest, to the extent they do not constitute qualified stated interest. The amount of OID includable in income for a taxable year by a United States holder of a discount note will generally equal the sum of the "daily portions" of the total OID on the discount note for each day during the taxable year in which that holder held the discount note, which we refer to as "accrued OID." Generally, the daily portion of OID is determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The term "accrual period" means any interval of time of one year or less, provided that each scheduled payment of principal or interest either occurs on the final day of an accrual period or the first day of an accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (1) the product of the "adjusted issue price" of the discount note at the beginning of that accrual period and its "yield to maturity" adjusted to reflect the length of the accrual period and (2) the amount of any qualified stated interest allocable to the accrual period.

     The "adjusted issue price" of a discount note at the beginning of an accrual period will equal the issue price of the discount note plus the amount of OID previously includable in the gross income of any United States holder without reduction for any premium or amortized acquisition premium, as described below, less any prior payments made on the discount note that were not qualified stated interest payments. The "yield to maturity" of the discount note will be computed on the basis of a constant annual interest rate compounded at the end of each accrual period. Under the foregoing rules, United States holders of discount notes will generally be required to include in income increasingly greater amounts of OID in successive accrual periods. Special rules will apply for calculating OID for initial short or final accrual periods.

     Notes that pay interest annually and are issued less than 15 calendar days before an interest payment date may be treated as discount notes. United States holders intending to purchase those notes should refer to the applicable pricing supplement.

     Discount notes may be redeemable prior to maturity at our option, which we refer to as a "call option," and/or repayable prior to maturity at the option of the holder, which we refer to as a "put option." Discount notes containing either or both of these features may be subject to rules that differ from the general rules discussed above. Holders intending to purchase discount notes with either or both of these features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to either or both of these features since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased note.

     In general, a United States holder who uses the cash method of tax accounting and who holds a discount note that has a term of one year or less from the date of its issuance, which we refer to as a "short-term discount note," is not required to accrue OID for United States federal income tax purposes unless the holder elects to do so. United States holders who report income for United States federal income tax purposes on the accrual method and other holders, including banks and dealers in securities, are required to include OID, or alternatively acquisition discount, on those short-term discount notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. In the case of a United States holder who is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term discount note will be ordinary interest income to the extent of the OID accrued on a straight-line basis or, if elected by the holder, under the constant yield method through the date of sale, exchange or retirement. In addition, non-electing United States holders who are not subject to the current inclusion requirement described in the second sentence of this paragraph may be required to defer the deduction of all or a portion of any interest paid on indebtedness incurred to purchase short-term discount notes until OID is included in the holder's income.

     If the amount of OID with respect to a note is less than the specified de minimis amount, generally 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, the amount of OID is treated as zero and all stated interest is treated as qualified stated interest. A United States holder will be required to treat any stated principal payment on a note as capital gain to the extent of the product of the total amount of de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the note.

     United States holders are permitted to elect to include all interest on a note using the constant yield method. For this purpose, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to elections made with respect to notes with amortizable bond premium or market discount and United States holders considering this election should consult their own tax advisors. The election cannot be revoked without the approval of the Internal Revenue Service.

     Market Discount and Premium

     If a United States holder purchases a note (other than a discount note or an exchangeable note) for an amount that is less than its issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless this difference is less than a specified de minimis amount.

     Under the market discount rules of the Code, a United States holder will be required to treat any partial principal payment on or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

     - the amount of the payment or realized gain, or

     - the market discount that has not previously been included in income and is treated as having accrued on the note at the time of payment or disposition.

If the note is disposed of in a nontaxable transaction, other than a nonrecognition transaction described in Code Section 1276(c), the amount of gain realized on the disposition for purposes of the market discount rules will be determined as if the holder had sold the note at its then fair market value. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the United States holder elects to accrue on the basis of a constant interest rate.

     A United States holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note until the maturity of the note or its earlier disposition, except for certain nonrecognition transactions. A United States holder may elect to include market discount in income currently as it accrues, on either a ratable or a constant interest rate basis, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of cash payments on the note and regarding the deferral of interest deductions will not apply. Generally, this currently included market discount is treated as ordinary interest. The election will apply to all debt instruments acquired by the United States holder on or after the first day of the first taxable year to which that election applies and may be revoked only with the consent of the Internal Revenue Service.

     A United States holder who purchases a discount note for an amount that is greater than its adjusted issue price, but less than or equal to the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the note at an "acquisition premium" within the meaning of the Code. Under the acquisition premium rules, the amount of OID which the holder must include in its gross income with respect to the note for any taxable year, or for the part of a taxable year in which the United States holder holds the discount note, will be reduced by a fraction the numerator of which is the excess of the cost of the note over its adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than qualified stated interest, over the note's adjusted issue price.

     A United States holder who purchases a discount note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than qualified stated interest, will be considered to have purchased that note at a "premium" within the meaning of the OID regulations. In that case, the holder is not required to include any OID in gross income.

     If a United States holder purchases a note, other than an exchangeable note, for an amount that is greater than the amount payable at maturity, or on the earlier call date, in the case of a note that is redeemable at the option of the Bank, that holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to that excess, and may elect, in accordance with applicable Code provisions, to amortize this premium, using a constant yield method over the remaining term of the note and to offset interest otherwise required to be included in income in respect of the note during any taxable year by the amortized amount of that excess for the taxable year. However, if the note may be optionally redeemed after the United States holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply that could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all debt instruments acquired by the United States holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.

     Sale, Exchange or Retirement of the Notes

     Upon the sale, exchange or retirement of a note, a United States holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the United States holder's adjusted tax basis in the note. For these purposes, the amount realized on the sale, exchange or retirement of a note, other than an exchangeable note, does not include any amount attributable to accrued interest or, in the case of a discount note, accrued qualified stated interest, which will be taxable as interest unless previously taken into account. A United States holder's adjusted tax basis in a note, other than an exchangeable note, generally will equal the cost of the note to that holder, increased by the amounts of any market discount, OID and de minimis OID previously included in income by the holder with respect to the note and reduced by any amortized bond premium and any principal payments received by the United States holder and, in the case of a discount note, by the amounts of any other payments that do not constitute qualified stated interest.

     Subject to the discussion under "foreign currency notes" and "optionally exchangeable notes" below, gain or loss recognized on the sale, exchange or retirement of a note will be capital gain or loss, except to the extent of any accrued market discount or, in the case of a short-term discount note, any accrued OID which the United States holder has not previously included in income, and will generally be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. The deductibility of capital losses is subject to limitations.

     Foreign Currency Notes

     The following discussion summarizes the principal United States federal income tax consequences to a United States holder of the ownership and disposition of notes, other than the currency-linked notes described above, that are denominated in a specified currency other than the U.S. dollar or the payments of interest or principal on which are payable in one or more currencies or currency units other than the U.S. dollar, which we refer to as "foreign currency notes."

     The rules discussed below will generally not apply to a United States holder that enters into a "qualified hedging transaction." A qualified hedging transaction is an integrated economic transaction consisting of a qualifying debt instrument, such as a foreign currency note, and a "section 1.988-5(a) hedge," as defined in section 1.988-5(a)(4) of the Treasury regulations. Generally, an integrated economic transaction, if identified as an integrated economic transaction by either the United States holder or the Internal Revenue Service, is treated as a single transaction for United States federal income tax purposes, the effect of which is to treat a holder as owning a synthetic debt instrument that is subject to rules applicable to discount notes. The rules with respect to a qualified hedging transaction are extremely complex and special rules may apply in certain circumstances, and persons that are considering hedging the currency risk are urged to consult with their own tax advisors with respect to the application of these rules.

     A United States holder who uses the cash method of tax accounting and who receives a payment of interest with respect to a foreign currency note, other than a discount note (except to the extent any qualified stated interest is received) on which OID is accrued on a current basis, will be required to include in income the U.S. dollar value of the foreign currency payment, determined on the date that payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and that U.S. dollar value will be the United States holder's tax basis in the foreign currency.

     A United States holder, to the extent the above paragraph is not applicable, will be required to include in income the U.S. dollar value of the amount of interest income, including OID or market discount and reduced by premium, acquisition premium and amortizable bond premium to the extent applicable, that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The average rate of exchange for the accrual period, or partial period, is the simple average of the exchange rates for each business day of the period, or other method if this method is reasonably derived and consistently applied. A United States holder may elect to determine the U.S. dollar value of this accrued income by translating the income at the spot rate on the last day of the interest accrual period, or, in the case of a partial accrual period, the spot rate on the last day of the taxable year, or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. The United States holder will recognize exchange gain or loss with respect to accrued interest income on the date this income is received. The amount of exchange gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payments received, determined on the date this payment is received, in respect of the accrual period and the U.S. dollar value of interest income that has accrued during this accrual period, as determined above.

     A United States holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of that foreign currency, determined at the time of the sale, exchange or retirement. Any gain or loss realized by a United States holder on a sale or other disposition of foreign currency, including its exchange for U.S. dollars or its use to purchase foreign currency notes, will be ordinary income or loss.

     A United States holder's tax basis in a foreign currency note, and the amount of any subsequent adjustment to the United States holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for the foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A United States holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a foreign currency note denominated in the same currency ordinarily will not recognize gain or loss in connection with this conversion and purchase. However, a United States holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase. For purposes of determining the amount of any gain or loss recognized by a United States holder on the sale, exchange or retirement of a foreign currency note, the amount realized upon the sale, exchange or retirement will be the U.S. dollar value of the foreign currency received, determined on the date of sale, exchange or retirement.

     Gain or loss realized upon the sale, exchange or retirement of a foreign currency note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of that note determined on the date that payment is received or that note is disposed of (including any payment with respect to accrued interest) and the U.S. dollar value of the foreign currency principal amount of the note determined on the date the United States holder acquired the note (including the U.S. dollar value of accrued interest received determined by translating that interest at the average exchange rate for the accrual period.) This foreign currency principal amount of a foreign currency note generally equals the United States holder's purchase price in units of foreign currency. This foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a United States holder on the sale, exchange or retirement of the foreign currency note.

     The source of exchange gain or loss will be determined by reference to the residence of the holder or the "qualified business unit" of the holder on whose books the note is properly reflected. Any gain or loss recognized by a United States holder in excess of the foreign currency gain or loss will be capital gain or loss, except to the extent of any accrued market discount or, in the case of a short-term discount note, any accrued OID, and generally will be long-term capital gain or loss if the holding period of the foreign currency note exceeds one year. The deductibility of capital losses is subject to limitations.

     Any gain or loss that is treated as ordinary income or loss, as described above, generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the Internal Revenue Service.

     OID, market discount, premium, acquisition premium and amortizable bond premium of a foreign currency note are to be determined in the relevant foreign currency. The amount of the discount or premium that is taken into account currently under general rules applicable to notes other than foreign currency notes is to be determined for any accrual period in the relevant foreign currency and then translated into the United

States holder's functional currency on the basis of the average exchange rate in effect during the accrual period. The amount of accrued market discount, other than market discount that is included in income on a current basis, taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of a foreign currency note will be the U.S. dollar value of the accrued market discount determined on the date of receipt of that partial principal payment or upon the sale, exchange, retirement or other disposition.

     Any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a United States holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium. If this election is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on the amortized bond premium with respect to any period by treating the bond premium amortized in the period as a return of principal.

     On January 12, 2000, Treasury regulations were finalized regarding debt instruments denominated in a hyperinflationary currency. These regulations are effective for transactions entered into on or after February 14, 2000. A foreign currency note will be considered to be a debt instrument denominated in a hyperinflationary currency if it is denominated in a specified currency of a country in which there is cumulative inflation of at least 100% during the 36 calendar month period preceding the end of the holder's taxable year. Under the finalized regulations, a United States holder who acquires a foreign currency note that is denominated in a hyperinflationary currency will recognize gain or loss for its taxable year determined by reference to the change in exchange rates between the first day of the taxable year, or the date the note was acquired, if later, and the last day of the taxable year or the date the note was disposed of, if earlier. This gain or loss will reduce or increase the amount of interest income otherwise required to be taken into account. Special rules apply to the extent the loss exceeds the amount of interest income otherwise taken into account.

     Optionally Exchangeable Notes

     The following discussion summarizes the principal United States federal income tax consequences to a United States holder of the ownership and disposition of optionally exchangeable notes.

     Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as "contingent payment debt instruments" for United States federal income tax purposes. As a result, the optionally exchangeable notes will generally be subject to the OID provisions of the Code and the Treasury regulations issued thereunder and a United States holder will be required to accrue interest income on the optionally exchangeable notes as set forth below.

     At the time the optionally exchangeable notes are issued, the Bank will be required to determine a "comparable yield" for the optionally exchangeable notes that takes into account the yield at which the Bank could issue a fixed rate debt instrument with terms similar to those of the optionally exchangeable notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for liquidity or the riskiness of the contingencies with respect to the optionally exchangeable notes. The comparable yield may be greater than or less than the stated interest rate, if any, with respect to the optionally exchangeable notes.

     Solely for purposes of determining the amount of interest income that a United States holder will be required to accrue, the Bank will be required to construct a "projected payment schedule" in respect of the optionally exchangeable notes representing a series of payments the amount and timing of which would produce a yield to maturity on the optionally exchangeable notes equal to the comparable yield. NEITHER THE COMPARABLE YIELD NOR THE PROJECTED PAYMENT SCHEDULE CONSTITUTES A REPRESENTATION BY THE BANK REGARDING THE ACTUAL AMOUNT, IF ANY, THAT THE OPTIONALLY EXCHANGEABLE NOTES WILL PAY. For United States federal income tax purposes, a United States holder is required to use the comparable yield and the projected payment schedule established by the Bank in determining interest accruals and adjustments in respect of an optionally exchangeable note, unless the United States holder timely discloses and justifies the use of other estimates to the Internal Revenue Service.

     Based on the comparable yield and the issue price of the optionally exchangeable notes, a United States holder of an optionally exchangeable note, regardless of accounting method, will be required to accrue as OID the sum of the daily portions of interest on the optionally exchangeable note for each day in the taxable year on which the holder held the optionally exchangeable note, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the optionally exchangeable note as set forth below. The daily portions of interest in respect of an optionally exchangeable note are determined by allocating to each day in an accrual period the ratable portion of interest on the optionally exchangeable note that accrues in the accrual period. The amount of interest on an optionally exchangeable note that accrues in an accrual period is the product of the comparable yield on the optionally exchangeable note, adjusted to reflect the length of the accrual period, and the adjusted issue price of the optionally exchangeable note. The adjusted issue price of an optionally exchangeable note at the beginning of the first accrual period will equal its issue price and for any accrual period thereafter will be (x) the sum of the issue price of the optionally exchangeable note and any interest previously accrued thereon by a holder, disregarding any positive or negative adjustments, minus (y) the amount of any projected payments on the optionally exchangeable note for previous accrual periods.

     A United States holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of an optionally exchangeable note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of an optionally exchangeable note for a taxable year:

     - will first reduce the amount of interest in respect of the optionally exchangeable note that a United States holder would otherwise be required to include in income in the taxable year and

     - to the extent of any excess, will give rise to an ordinary loss equal to that portion of this excess as does not exceed the excess of:

      - the amount of all previous interest inclusions under the optionally exchangeable note over

      - the total amount of the United States holder's net negative adjustments treated as ordinary loss on the exchangeable note in prior taxable years.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the optionally exchangeable note or to reduce the amount realized on a sale, exchange or retirement of the optionally exchangeable note. Where a United States holder purchases an optionally exchangeable note at a price other than the issue price thereof, the difference between the purchase price and the issue price will generally be treated as a positive or negative adjustment, as the case may be, and allocated to the daily portions of interest or projected payments with respect to the optionally exchangeable note over its remaining term.

     Upon a sale, exchange or retirement of an optionally exchangeable note, a United States holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's tax basis in the optionally exchangeable note. If the Bank delivers property, other than cash, to a holder in retirement of an optionally exchangeable note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A United States holder's tax basis in an optionally exchangeable note will equal the cost thereof, increased by the amount of interest income previously accrued by the holder in respect of the optionally exchangeable note, disregarding any positive or negative adjustments, and decreased by the amount of all prior projected payments in respect of the optionally exchangeable note. A United States holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss.

     A United States holder will have a tax basis in any property, other than cash, received upon the retirement of an optionally exchangeable note equal to the fair market value of the property, determined at the time of retirement. Any gain or loss realized by a United States holder on a sale or exchange of the property will generally be capital gain or loss and will generally be long-term capital gain or loss if the sale or exchange occurs more than one year after the retirement of the exchangeable note. The deductibility of capital losses is subject to limitations.

     Mandatorily Exchangeable Notes

     Under current United States federal income tax law, it is unclear how a mandatorily exchangeable note will be treated. Prospective purchasers of mandatorily exchangeable notes are urged to review the applicable pricing supplement and consult with their tax advisors.

     Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices

     The United States federal income tax consequences to a United States holder of the ownership and disposition of notes that have principal or interest determined by reference to commodity prices, securities of entities unaffiliated with the Bank, baskets of those securities or indices will vary depending upon the exact terms of the notes and related factors. Unless otherwise noted in the applicable pricing supplement, these notes will be subject to the same United States federal income tax treatment as optionally exchangeable notes.

BACKUP WITHHOLDING

     Certain "backup" withholding and information reporting requirements may apply to payments on, and to proceeds of the sale before maturity of, the notes. The Bank, its agent, a broker, the relevant trustee or any paying agent, as the case may be, will generally withhold tax at a rate of 31% from any payments to a United States holder who fails to furnish his taxpayer identification number, i.e. social security number or employer identification number, to certify that the holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Some holders, including, among others, corporations, are generally not subject to the backup withholding and information reporting requirements.

     Any amounts withheld under the backup withholding rules from a payment to a United States holder would be allowed as a refund or a credit against the holder's United States federal income tax as long as the required information is furnished to the Internal Revenue Service.

     On October 6, 1997, the Treasury Department issued regulations which make modifications to the withholding, backup withholding and information reporting rules described above. These regulations attempt to unify certification requirements and modify reliance standards. These regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding these regulations.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     We are offering the Series A notes on a continuing basis exclusively through ABN AMRO Incorporated, which we refer to as the "agent," who has agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay the agent, in connection with sales of these securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission ranging from 1% to 4% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

     We may also sell these securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale. The agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the securities it has purchased as principal to other dealers. The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

     The agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

     We estimate that we will spend approximately $825,000 for printing, rating agency, trustee's and legal fees and other expenses allocable to the offering.

     Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange, but have been advised by the agent that it intends to make a market in these securities, as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

     ABN AMRO Incorporated is a wholly owned subsidiary of the Bank. The agent will conduct each offering of these securities in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, the agent may offer and sell those securities in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this prospectus supplement in connection with any of those transactions. The agent is not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     Neither of the agent nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     In order to facilitate the offering of these securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any overallotment option. The agent can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agent will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The agent may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The agent must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agent is not required to engage in these activities, and may end any of these activities at any time.

     Concurrently with the offering of these securities through the agent, we may issue other debt securities under the Indenture. Those debt securities may include medium-term notes under our Series B prospectus supplement. We refer to those notes as "Euro medium-term notes." The Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this prospectus supplement. The Euro medium-term notes may be offered concurrently with the offering of these securities, on a continuing basis outside the United States by the Bank, under a distribution agreement with AAI and other affiliates of the Bank, as agents for the Bank. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. Any Euro medium-term note sold under the Euro Distribution Agreement, and any debt securities issued by the Bank under the Indenture will reduce the aggregate offering price of the securities that may be offered under this prospectus supplement, any pricing supplement and the accompanying prospectus.

NOTES OFFERED ON A GLOBAL BASIS

     If the applicable pricing supplement indicates that any of our notes will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

     The agent has represented and agreed, and any other agent through which we may offer these securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

     Purchasers of any securities offered on a global basis may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

                                 LEGAL MATTERS

     The validity of the notes will be passed upon for the Bank by Schulte Roth & Zabel LLP. Davis Polk & Wardwell will pass upon some legal matters relating to the notes for the agent. Davis Polk & Wardwell has in the past represented ABN AMRO Holding N.V. and its affiliates, including the Bank and continues to represent ABN AMRO Holding N.V. and its affiliates on a regular basis and in a variety of matters.

PROSPECTUS

ABN AMRO BANK N.V.
(INCORPORATED WITH LIMITED LIABILITY UNDER THE LAWS OF
THE NETHERLANDS WITH CORPORATE SEAT IN AMSTERDAM)

$500,000,000 DEBT SECURITIES

We, ABN AMRO Bank N.V., may offer from time to time debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

These securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Bank's principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and our telephone number is (31-20) 628 9393.

                             ABN AMRO INCORPORATED

NOVEMBER 22, 2000

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the debt securities described in the prospectus in one or more offerings up to a total dollar amount of $500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" beginning on page 2 of this prospectus.

     Following the initial distribution of an offering of securities, ABN AMRO Incorporated and other affiliates of ours may offer and sell those securities in the course of their businesses as broker-dealers. ABN AMRO Incorporated and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

     The debt securities may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (Wet toezicht effectenverkee).

     The terms the "Bank," "we," "us," and "our" refer to ABN AMRO Bank N.V.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Our parent corporation, ABN AMRO Holding N.V., is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, we and ABN AMRO Holding N.V. file reports and other information with the SEC. You may read and copy these documents at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding us and ABN AMRO Holding N.V. that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information we and ABN AMRO Holding N.V. have filed with the SEC by reference to file numbers 1-14624 and 5-52647.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we or ABN AMRO Holding N.V. otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The SEC allows us to incorporate by reference much of the information we or ABN AMRO Holding N.V. file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we or ABN AMRO Holding N.V. make with the SEC (including any Form 6-K's we or ABN AMRO Holding N.V. subsequently file with the SEC and specifically incorporate by reference into this prospectus) under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

          (a) the Annual Report on Form 20-F of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. for the year ended December 31, 1999; and

          (b) the Reports on Form 6-K dated (A) March 15, 2000 (press release of ABN AMRO Holding N.V. announcing (1) the approval of a proposal empowering the Executive Committee of Stichting Administratiekantoor ABN AMRO Holding N.V. to authorize holders of depository receipts for preference shares to vote at the Annual Shareholders' Meeting of ABN AMRO Holding N.V. and (2) the annual figures of ABN AMRO Holding N.V. for 1999), (B) May 31, 2000 (press release of ABN AMRO Bank N.V. announcing the restructuring of its business into three business units consisting of Wholesale Clients, Retail Clients and Private Clients & Asset Management) and (C) August 17, 2000 (press release of ABN AMRO Holding N.V. announcing its 2000 interim results).

     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628
3842).

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

                                                     (UNAUDITED)
                                                  SIX MONTHS ENDED
                                                 -------------------        YEAR ENDED DECEMBER 31,
                                                 JUNE 30,   JUNE 30,    --------------------------------
                                                   2000       1999      1999   1998   1997   1996   1995
                                                 --------   --------    ----   ----   ----   ----   ----
Excluding Interest on Deposits(1)..............    2.04       2.09      2.09   1.96   1.88   1.94   1.80
Including Interest on Deposits(1)..............    1.20       1.21      1.21   1.16   1.18   1.18   1.15

-------------------------
     (1) Deposits include Banks and Total customer accounts. See the Consolidated Financial Statements incorporated by reference herein.

                               ABN AMRO BANK N.V.

     ABN AMRO Holding N.V. ("Holding") was incorporated under The Netherlands law by deed of May 30, 1990 as the holding company of ABN AMRO Bank N.V. (the "Bank"). Holding's main purpose is to own the Bank and its subsidiaries. Holding owns all of the shares of the Bank and is jointly and severally liable for all liabilities of the Bank. The Bank traces its origin to the formation of the "Nederlandsche Handel -- Maatschappij, N.V." in 1825 pursuant to a Dutch Royal Decree of 1824.

     The ABN AMRO group ("ABN AMRO"), which consists of Holding and its subsidiaries, including the Bank, is a global banking group offering a wide range of commercial and investment banking products and services on a global basis through its network of approximately 3,500 offices and branches in 76 countries and territories (as of December 31, 1999). ABN AMRO is the largest banking group based in The Netherlands with total consolidated assets of EUR
457.9 billion at December 31, 1999. ABN AMRO has a substantial presence in the United States, where it is one of the largest foreign banking groups based on total assets held in the country. ABN AMRO also has a substantial presence in Brazil where it acquired Banco Real, the fourth largest privately held bank in the country in November 1998. During 1999, ABN AMRO also established a presence in Italy.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

     The debt securities will be issued under an Indenture (the "Indenture"), between us and The Chase Manhattan Bank ("Chase"), as Trustee.

     We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

     The debt securities will be our direct, unsecured general obligations. The debt securities will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

PAYMENTS

     We may issue debt securities from time to time in one or more series. The provisions of the Indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

     Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

TERMS SPECIFIED IN PROSPECTUS SUPPLEMENT

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     - the specific designation;

     - aggregate principal amount, purchase price and denomination;

     - currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

     - date of maturity;

     - the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

     - the interest payment dates, if any;

     - the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     - any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     - whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

     - whether we will issue the debt securities in definitive form and under what terms and conditions;

     - the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

     - information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     - any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

     - any applicable United States federal income tax consequences and Netherlands income tax consequences, including, but not limited to:

      - whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

      - tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes;

      - tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

     - any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

     Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

REGISTRATION AND TRANSFER OF DEBT SECURITIES

     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture.

     Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

COVENANT RESTRICTING MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

     The Indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

     - we will be the continuing legal entity; or

     - the successor legal entity or person that acquires all or substantially all of our assets:

      - will be incorporated and existing under the laws of the Netherlands, or a member state of the European Union or the Organisation for Economic Co-Operation and Development; and

      - will expressly assume all of our obligations under the Indenture and the debt securities issued under the Indenture; and

     - immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor legal entity will not be in default in the performance of the covenants and conditions of the Indenture applicable to us. (Indenture, Section 9.01)

     Absence of Protections against All Potential Actions of the Bank. There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

EVENTS OF DEFAULT

     The Indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under the Indenture, with respect to any series of debt securities issued under that Indenture, as any one or more of the following events (each an "Event of Default") having occurred and be continuing:

     - default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities; or

     - we fail to perform or observe any of our other obligations under the securities and such failure has continued for the period of 60 days next following the service on us of notice requiring the same to be remedied; or

     - we are declared bankrupt, or a declaration in respect of us is made under Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of the Netherlands; or

     - an order is made or an effective resolution is passed for the winding up or liquidation of us unless this is done in compliance with the "Covenant Restricting Mergers and Other Significant Corporate Action" described above;

     Acceleration of Debt Securities Upon an Event of Default. The Indenture provides that:

     - if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the Indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

     - if an event of default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued under the Indenture or due to specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Indenture, voting as one class, by notice in writing to the Bank may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Indenture, Section 5.01)

     Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the Indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities. (Indenture, Sections 5.01 and 5.10)

     Indemnification of Trustee for Actions Taken on Your Behalf. The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. (Indenture, Section 6.01) Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Indenture, Section 5.09)

     Limitation on Actions by You as an Individual Holder. The Indenture provides that no individual holder of debt securities may institute any action against us under that Indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     - the holder must have previously given written notice to the trustee of the continuing default;

     - the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and
       (2) offered the trustee reasonable indemnity;

     - the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     - the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indenture, Sections 5.06 and 5.09)

     The Indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Indenture, Section 3.05)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions. (Indenture, Section 10.01)

     Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, under the Indenture after we have:

     - paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

     - delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

     - irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the relevant Indenture relating only to that series of debt securities.

     Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance.

     We may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 9.01, which section contains the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

     - we irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

     - we deliver to the relevant trustee an opinion of counsel to the effect that:

      - the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

      - the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

MODIFICATION OF THE INDENTURE

     Modification without Consent of Holders. We and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the Indenture to:

     - secure any debt securities;

     - evidence the assumption by a successor corporation of our obligations;

     - add covenants for the protection of the holders of debt securities;

     - cure any ambiguity or correct any inconsistency;

     - establish the forms or terms of debt securities of any series; or

     - evidence the acceptance of appointment by a successor trustee. (Indenture, Section 8.01)

     Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each potentially affected holder:

     - extend the final maturity of the principal;

     - reduce the principal amount;

     - reduce the rate or extend the time of payment of interest;

     - reduce any amount payable on redemption;

     - change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

     - modify or amend the provisions for conversion of any currency into another currency;

     - reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     - alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of the Bank or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

     - impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

     - reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture.

CONCERNING OUR RELATIONSHIP WITH THE TRUSTEE

     We and our subsidiaries maintain ordinary banking relationships and custodial facilities with Chase and affiliates of Chase.

                              FORMS OF SECURITIES

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

GLOBAL SECURITIES

     Registered Global Securities. We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee or any other agent of the Bank or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer securities or during the restricted period, as defined in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), which we refer to as the "restricted period," offer, sell, resell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer securities.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons appertaining thereto will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

     - is owned by a person that is not a United States person;

     - is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder; or

     - is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.

     Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer security or coupon.

     As used herein, "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered by this prospectus in three ways:
(1) through agents, (2) through underwriters and (3) through dealers. Any of these agents, underwriters or dealers in the United States or outside the United States will include ABN AMRO Incorporated and may include other affiliates of the Bank.

     We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

     If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent in each case, less other expenses attributable to issuance and distribution.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over allotment option. The underwriters can close out a covered short sale by exercising the over allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over allotment option. The underwriters may also sell these securities or any other securities in excess of the over allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     ABN AMRO Incorporated is an indirect wholly-owned subsidiary of the Bank. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, ABN AMRO Incorporated and other affiliates of the Bank may offer and sell these securities in the course of their business as broker-dealers. ABN AMRO Incorporated and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. ABN AMRO Incorporated and other affiliates may use this prospectus in connection with these transactions. None of ABN AMRO Incorporated or any other affiliate is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

                                 LEGAL MATTERS

     The validity of the debt securities will be passed upon for the Bank by Schulte Roth & Zabel LLP and certain matters of Dutch law will be passed upon for the Bank by Clifford Chance Limited Liability Partnership. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for the agents. Davis Polk & Wardwell has in the past represented Holding and its affiliates, including the Bank and continues to represent Holding and its affiliates on a regular basis and in a variety of matters.

                                    EXPERTS

     The Consolidated Financial Statements of ABN AMRO as of December 31, 1999 and for each of the years in the three-year period ended December 31, 1999 are included in reliance upon the report of Ernst & Young Accountants, independent auditors, given upon the authority of that firm as experts in auditing and accounting.

            ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     The Bank and some of our affiliates, including ABN AMRO Incorporated, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, which is commonly referred to as ERISA, or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the debt securities are acquired by or with the assets of a pension or other employee benefit plan with respect to which ABN AMRO Incorporated or any of its affiliates is a service provider, unless those debt securities are acquired pursuant to an exemption for transactions effected on behalf of one of these plans by a "qualified professional asset manager" or pursuant to any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. ANY INSURANCE COMPANY OR PENSION OR EMPLOYEE BENEFIT PLAN, OR ANY PERSON INVESTING THE ASSETS OF A PENSION OR EMPLOYEE BENEFIT PLAN, PROPOSING TO INVEST IN THE DEBT SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THE DELIVERY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ABN AMRO BANK N.V. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

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TABLE OF CONTENTS
PRICING SUPPLEMENT

                                            PAGE
                                            -----
Summary of Pricing Supplement.............   PS-3
Risk Factors..............................   PS-7
Hypothetical Sensitivity Analysis of Total
  Return of the Securities at Maturity....  PS-11
Incorporation of Documents by Reference...  PS-12
Public Information Regarding the
  Underlying Shares.......................  PS-13
Description of Securities.................  PS-15
Use of Proceeds...........................  PS-24
ERISA Matters.............................  PS-24
Taxation..................................  PS-25
Plan of Distribution......................  PS-29

PROSPECTUS SUPPLEMENT

                                            PAGE
                                            -----
About This Prospectus.....................    S-2
Foreign Currency Risks....................    S-3
Description of Notes......................    S-5
The Depositary............................   S-23
Series A Notes Offered on a Global
  Basis...................................   S-23
United States Federal Taxation............   S-27
Plan of Distribution......................   S-36
Legal Matters.............................   S-37

PROSPECTUS

                                            PAGE
                                            -----
About This Prospectus.....................      2
Where You Can Find Additional
  Information.............................      3
Consolidated Ratio of Earnings to Fixed
  Charges.................................      4
ABN AMRO Bank N.V. .......................      5
Use of Proceeds...........................      6
Description of Debt Securities............      7
Form of Securities........................     12
Plan of Distribution......................     16
Legal Matters.............................     17
Experts...................................     17
ERISA Matters for Pension Plans and
  Insurance Companies.....................     17

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                               ABN AMRO BANK N.V.

                                  $15,000,000
                     11.00% REVERSE EXCHANGEABLE SECURITIES
                                DUE JUNE 5, 2003
                                   LINKED TO
                                COMMON STOCK OF
                          BRISTOL-MYERS SQUIBB COMPANY

                               PRICING SUPPLEMENT
        (TO PROSPECTUS DATED NOVEMBER 22, 2000 AND PROSPECTUS SUPPLEMENT
                            DATED NOVEMBER 27, 2000)
                       ABN AMRO FINANCIAL SERVICES, INC.

                             ABN AMRO INCORPORATED
                                  ADVEST, INC.
                            FERRIS BAKER WATTS, INC.
                      FIRST INSTITUTIONAL SECURITIES, LLC
                           MCDONALD INVESTMENTS, INC.
                              RYAN, BECK & COMPANY

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